                             SERVICES AGREEMENT

This Services Agreement (the "Agreement") is made this ___ day of July, 1996, by and among AMERICO LIFE, INC., a Missouri Corporation ("ALI"), and
FREMONT LIFE INSURANCE COMPANY, a California corporation ("Fremont") to be effective as of January 1, 1996, for Section 2, and as of the date hereof, for all other provisions.

     WHEREAS, Fremont issues and reinsures individual and group annuity and life insurance; and

     WHEREAS, ALI provides administrative services as described in this Agreement to insurance companies and has, or can readily obtain, qualified personnel, equipment and facilities to perform such administrative services for Fremont; and

     WHEREAS, Fremont desires to engage ALI to assist Fremont in certain of its administrative functions as described in this Agreement, and ALI is willing to accept such engagement pursuant to the terms and subject to the conditions of this Agreement;

     NOW, THEREFORE, for and in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Agreement, and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1.   ADMINISTRATIVE SERVICES.

          (a) Fremont hereby engages and appoints ALI, and ALI hereby agrees, to provide to, and perform for, Fremont all of the administrative services reasonably necessary to process, administer and account for the insurance business of Fremont described on the attached Schedule A (the "Reinsured Busi-ness"), including (i) those services described on the attached Schedule B and
(ii) all of the administrative obligations undertaken by Fremont under the Automatic Coinsurance Life Reinsurance Agreement and the Automatic Coinsurance Annuity Reinsurance Agreement with Employers Reassurance Corporation (the "Fremont Life-ERC Reinsurance Agreements" and "ERC", respectively), including the reporting obligations described in Article VIII thereof and the claims administration obligations described in Article IX thereof (collectively, the "Services") but specifically excluding all accounting, statutory reporting, regulatory filings, premium tax returns and other administrative functions respecting Fremont as a corporation but not the Reinsured Business.

     During the period from the effective date hereof until September 30, 1996, Fremont shall make available to ALI such employees of Fremont Life that ALI requests for the purpose of fulfilling its obligations under this Agreement. ALI shall supervise any of such employees in the performance of such obligations, and shall reimburse Fremont Life for that portion of such employees' payroll costs attributable to work done for ALI.

          (b) Fremont hereby authorizes ALI to open and administer a bank account on Fremont's behalf for purposes of this Agreement. Fremont's Board of Directors shall adopt (and has adopted prior to the date hereof) any bank resolutions requested by ALI authorizing the opening of such account and naming ALI's representatives as authorized signatories for such account and any existing Fremont accounts that are necessary for ALI to perform the Services. Fremont shall forward promptly to ALI for deposit into such account all premiums and other amounts received by Fremont from or for the account of policyholders. ALI shall deposit into such account all amounts received by ALI with respect to the Reinsured Business. ALI shall make all necessary disbursements from such account in connection with the Services.

          (c) ALI may from time to time, within its sole discretion, set crediting rates on interest sensitive business and change the rates for cost of insurance.

          (d) Fremont's Board of Directors shall elect (and has elected prior to the date hereof) any ALI representatives designated by it to serve as officers of Fremont for the limited purpose of dealing with the Reinsured Business.

     2. SERVICE FEE. As consideration for rendering and providing the Services, ALI shall be entitled to receive a service fee from Fremont calculated as provided in the attached Schedule C, adjusted for any per policy fee changes made in the expense allowance calculation under the Fremont Life-ERC Reinsurance Agreements (the "Service Fee"). The Service Fee includes any taxes or fees imposed by any state or local authority, which shall be the sole responsibility of ALI. The Service Fee shall be payable to ALI within 25 days after receipt of invoice, and shall constitute full compensation to ALI for ALI's performance of the Services. The Service Fee shall be paid by the disbursement of such amount from the account described in Section 1(b).

     ALI shall pay to Fremont an amount equal to the amount by which the total expenses incurred by Fremont with respect to the administration of the Reinsured Business during the months of January through June, 1996, exceeds the expense allowance received by Fremont from ERC under the terms of the Fremont Life-ERC Reinsurance Agreements for such months (calculated by pro rating the quarterly allowance under such agreements). Such amount shall be payable by ALI to Fremont as follows: (a) on the date hereof, ALI shall pay to Fremont an amount equal to the sum of the Reimbursable Expenses (calculated as described below) for January through May, 1996, and the estimated Reimbursable Expenses for June, 1996; and
(b) within 30 days after the date hereof, (i) ALI shall pay to Fremont an amount equal to the amount, if any, by which the actual Reimbursable Expenses for June, 1996, exceed the estimated Reimbursable Expenses for June, 1996, and (ii) Fremont shall pay to ALI an amount equal to the amount, if any, by which the estimated Reimbursable Expenses for June, 1996, exceed the actual Reimbursable Expenses for June, 1996.

"Reimbursable Expenses" for any month shall be calculated by subtracting from the "total administrative expenses" incurred by Fremont during that month the sum of (A) data processing expenses incurred during that month, (B) the expenses attributable to Fremont's block of mortgage term insurance business commonly referred to as Financial Services or AMPAC or any other retained business, (C) the expenses attributable to Fremont's financial accounting operations, (D) overhead attributed to data processing, AMPAC-related activities and financial accounting operations, and (E) the expense allowance under the Fremont Life-ERC Reinsurance Agreements for that month (calculated by pro rating the quarterly allowance under such agreements). For purposes of the foregoing formula, "total administrative expenses" shall mean those general insurance expenses that are generally reported on lines 22 and 23 of Fremont's statutory statements plus employer paid social security and unemployment taxes generally reported on
Exhibit 6, but shall exclude (i) any expenses paid in January or February, 1996, and incurred prior to January 1, 1996, (ii) any expenses not incurred in the ordinary course of business, and (iii) any intercompany expense allocations.

3. PERFORMANCE STANDARDS. ALI shall perform all Services hereunder in full compliance with applicable federal, state and local laws. Additionally, ALI shall perform all Services hereunder in accordance with standards prevailing in the third party administrators' industry with respect to the performance of similar services.

     For purposes of its obligations hereunder with respect to monies of Fremont on deposit with or under the control of ALI pursuant to this Agreement, ALI shall act in a fiduciary capacity with respect to Fremont. ALI shall promptly prepare and submit to Fremont such invoices as to services provided and costs incurred as Fremont may reasonably request. ALI shall allow representatives of Fremont and ERC to inspect and copy, at all reasonable times, ALI's financial and other records pertaining to the performance by ALI of the Services.

     ALI shall indemnify and hold harmless Fremont from, against and in respect of any liabilities, losses, damages, expenses or deficiencies resulting from (a) ALI's performance of the Services, (b) any amount paid or payable by Fremont for punitive, exemplary or compensatory damages arising out of the conduct of ALI in the investigation, trial or settlement of any claim or failure to pay or delay in payment of any benefits under any policy, (c) any statutory penalty imposed upon Fremont because of any unfair trade practice of ALI or any unfair claim practice of ALI, (d) any costs and expenses reasonably incurred by Fremont incident to any actions, suits, proceedings or judgments in respect of the fore-going, including legal and accounting fees and expenses, and (e) guarantee fund assessments incurred by Fremont on account of the Reinsured Business arising from insolvencies occurring after the date hereof; provided, no such assessments shall be reimbursed by ALI unless Fremont has consistently reported zero net premiums with respect to the Reinsured Business in its statutory statements and other filings with state insurance departments, and ALI shall have no liability hereunder with respect to liabilities, losses, damages, expenses or deficiencies resulting from matters described in Section 9.1 of the Master Agreement dated as of February 26, 1996, as amended, among Fremont, ALI, Fremont General Corp. and Great Southern. Fremont shall remain responsible for guarantee fund assessments incurred by Fremont on account of the Reinsured Business arising from insolvencies occurring before the date hereof.

     4. THIRD-PARTY AGREEMENTS. Fremont acknowledges that ALI is currently providing services to other entities similar to the Services being provided pursuant to this Agreement and may, as a part of its normal business, perform services and functions similar to the Services for other parties in the future, and that ALI may utilize the same office space, equipment and personnel to perform such services and functions for such other parties as it utilizes to perform the Services for Fremont. Fremont and ALI may contract, at their expense, with third parties as Fremont or ALI deem to be reasonably necessary for the efficient performance of their obligations hereunder.

     5. RESPONSIBLE OFFICERS. Fremont and ALI shall each designate an officer who shall be authorized to represent such party in the performance of its obligations hereunder.

     6.   TERM AND TERMINATION.   This Agreement shall be for a term commencing
on January 1, 1996, and continuing for so long as any of the Reinsured Business is coinsured by either ERC or Great Southern Life Insurance Company ("Great Southern"), but terminating as to any of the Reinsured Business when and as it is assumed by any of ALI's subsidiaries, unless earlier terminated as provided herein.

          (a)   This Agreement may be terminated in the following manner:

                (i)   By the written consent of the parties hereto;

                (ii) By ALI in the event of a material breach hereof by Fremont, if such breach is not cured or eliminated within 90 days after receipt of written notice thereof to Fremont from ALI; or

                (iii) By Fremont (A) in the event of a material breach hereof by ALI, if such breach is not cured or eliminated within 90 days after receipt of written notice thereof to ALI from Fremont, or (B) if the Fremont Life-ERC Reinsurance Agreement (Universal Life) terminates (but only to the extent this Agreement pertains to the insurance business reinsured thereunder), if the Fremont Life-ERC Reinsurance Agreement (Annuities) is not executed and delivered or, if executed and delivered, is subsequently terminated (but only to the extent this Agreement pertains to the insurance business reinsured thereunder) or if the Assumption Reinsurance Agreement between Fremont and Great Southern Life Insurance Company terminate.

               Termination in accordance with this Section shall not relieve a breaching or defaulting party of liability arising from any breach or default under this Agreement.

     7. RELATIONSHIP OF PARTIES. In furnishing the Services to Fremont, ALI shall be deemed to be acting as an independent contractor. ALI does not undertake by this Agreement or otherwise to perform any obligation of Fremont, whether regulatory or contractual or otherwise, except as provided herein. ALI shall not be deemed to be a joint venturer with, or a partner of, Fremont; nor shall ALI's employees be deemed to be employees of Fremont or Fremont's employees be deemed to be employees of ALI.

     8. FORCE MAJEURE. ALI and Fremont shall be excused from performance hereunder (other than for payment of monies that are due and payable) for any period when either is prevented from performing any services to be provided hereunder, in whole or in part, as a result of an act of God, fire, war, civil disturbance, court order, insurance department regulatory order (which, with respect to any party, did not arise from the violation of any law or regulation by such party or any of its affiliates), labor dispute or other cause beyond its reasonable control, and such nonperformance shall not be a ground for termination hereof or assertion of default hereunder. In the event ALI or Fremont shall be excused from performance under this provision, ALI and Fremont shall each use their best efforts to provide, directly or indirectly, alternative and, to the extent practicable, equivalent fulfillment of their respective obligations hereunder.

     9. SEVERABILITY. If any provision of this Agreement is declared or found to be illegal, unenforceable or void by any administrative agency, regulatory body or court of competent jurisdiction, such finding shall not affect the remaining provisions of this Agreement, and all other provisions hereof shall remain in full force and effect.

     10. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     11. GOVERNING LAW. This Agreement and all rights and obligations of the parties hereunder shall be construed and interpreted under and pursuant to the laws of the State of Missouri, excluding choice of law provisions.

     12. HEADINGS. The headings to the Sections of this Agreement are for convenience only and in no way define, limit or describe the scope or intent of this Agreement or any party hereto, nor in any other way affect this Agreement or any part hereof.

     13. WAIVER. No delay or omission by any party hereto to exercise any right or power arising upon any noncompliance or default by any other party with respect to any of the terms of this Agreement shall cause any such right or power to be construed as a waiver thereof. A waiver by any of the parties hereto of the fulfillment of any of the covenants, conditions or agreements to be performed by any other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement contained herein. No waiver or compromise of any provision or condition hereof shall be effective unless evidenced by a written instrument duly executed by the party hereto to be charged with such waiver or compromise.

     14. MISCELLANEOUS. This Agreement shall not be altered or amended except pursuant to an instrument in writing signed by the parties hereto. All schedules referred to herein and attached hereto are hereby incorporated herein and made a part of this Agreement by this reference. Any changes regarding the administration of the Reinsured Business required by ERC under the Fremont Life-ERC Reinsurance Agreements shall be incorporated into this Agreement.

     15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     16. CONFIDENTIALITY. ALI and Fremont acknowledge that each party may obtain access to information that the other party considers proprietary and confidential. In the event either party provides information to the other that is considered confidential and proprietary, the disclosing party shall provide written notification thereof to the other party, and such information shall be retained in strict confidence and not used or disclosed to others.

     17. NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by certified or registered mail, with postage prepaid, or by facsimile, as follows:

          (a)   If to Fremont, to:

                Fremont Life Insurance Company
                Attn:  Robert C. Pfeil, Jr.
                790 The City Drive South, Suite 210
                Orange, California 92668
                FAX:  (310) 315-5593

                with a copy to:
                Fremont General Corp.
                Attn: Alan W. Faigin, Esq.
                2020 Santa Monica Boulevard
                Santa Monica, California 90404
                FAX: (310) 315-5593

          (b)   If to ALI, to:

                Americo Life, Inc.
                Attn:  Gary L. Muller, President and
                       Chief Executive Officer
                300 W. 11th Street
                Kansas City, MO 64105
                FAX:  (816) 391-2018

                with a copy to:

                Thomas M. Higgins, III, Esq.
                Lathrop & Gage L.C.
                2345 Grand Boulevard, Suite 2800
                Kansas City, MO 64108
                FAX:  (816) 292-2001
                and

                Employers Reassurance Corporation
                Attn:  James D. Maughn
                5200 Metcalf Avenue
                Overland Park, Kansas 66201
                FAX:  (913) 676-5349

     18. ENTIRETY OF AGREEMENT. This Agreement, including all schedules attached hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof, superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letter of intent and understandings.

     19. ASSIGNMENT. Except as provided in this Section, no portion of this Agreement shall be assignable by any party hereto, including assignments by operation of law pursuant to merger or other similar transactions, without the express written agreement of the other party hereto in each instance. ALI may transfer and assign any or all of its rights and obligations pursuant to this Agreement (except its obligations relating to investment functions) to a wholly owned subsidiary of ALI; upon such transfer and assignment, ALI shall be relieved of all liability hereunder with respect to such transferred and as-signed obligations.

      20. ATTORNEYS' FEES. If the services of an attorney are required by any party hereto to secure the performance of another party hereto or to defend itself against alleged non performance in any court of law or other adjudicative tribunal, then the prevailing party shall be entitled to recovery of all reasonable attorneys' fees and related expenses.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized by all requisite corporate and other action and approval, on the day and year first above written.

                                              AMERICO LIFE, INC.


                                              By______________________________
                                                Name _________________________
                                                Title ________________________


                                              FREMONT LIFE INSURANCE
COMPANY


                                              By______________________________
                                                Name _________________________
                                                Title ________________________

                                    SCHEDULES


     Schedule A     Reinsured Business

     Schedule B     Description of Services

     Schedule C     Service Fee

                                   SCHEDULE A

                               Reinsured Business


     The Reinsured Business includes all liabilities associated with all life insurance and annuity policies issued or assumed by Fremont Life in force on December 31, 1995 (with respect to universal life policies), and on January 1, 1996 (with respect to annuities and other insurance policies), or issued by Fremont Life to become effective on or after such dates, respectively, including all riders and contracts of reinsurance; provided, the Reinsured Business shall not include Fremont Life's block of mortgage term insurance business commonly referred to as Financial Services or AMPAC or the universal life policies of Fremont Life described on the attached list.

                                    SCHEDULE B

                             Description of Services

General Corporate Work

     1. Provide support and information necessary in connection with audits and examinations.

     2. Actuarial work, including statutorily required cash flow testing, preparation of actuarial memoranda supporting cash flow testing and the actuarial opinion.

     3.   Reinsurance administration.


Agency Department

     1.   Licensing, appointment and cancellation of agent contracts.

     2.   Initial computer set-up -- including commission codes and hierarchy.

     3.   Maintenance of physical agent file.

     4. System maintenance (e.g., assignments, advance vs. as-earned, hierarchy changes).

     5.   Processing of mailing of commission statements.

     6.   Handle all questions relating to commissions.


New Business

     1.   Process annuity applications.

     2.   Maintain permanent policy files.

     3.   Send letters of acceptance for 1035 exchanges.

     4. Monitor the status of IRC Section 9024 rollovers and issue additional letters of acceptance as required.

     5.   Physical issue and delivery of policy.

     6.   Process all incoming calls regarding status of annuity applications.

     7.   Perform underwriting functions.


Premium Billings and Accounting

     1. Generate periodic billings to policyholders, including nonforfeiture options.

     2.   Process premiums received.

     3.   Deposit premium payments.


Policyowner Service

     1. Process and update policy records for change of ownership, beneficiary, address, conversions, contractual changes, etc.

     2.   Process applications for loans and verify compliance with IRC.

     3. Process partial withdrawals and hardship withdrawals in compliance with IRC.

     4.   Issue checks for loans and withdrawals.

     5.   Process loan repayments.

     6.   Process "not takens" and surrenders.

     7.   Provide quotes on payouts and annuitizations.

     8.   Handle inquiries from agents and policyholders.

     9. Perform all tax reporting, including pension/annuity administration, for all Reinsured Business in compliance with IRC; provided, Fremont shall remain responsible for all premium tax reporting.

     10. Process claims and annuitizations.

     11. Generate and mail annual statements to policyholders in accordance with current and future regulations.

                                   SCHEDULE C

                                   Service Fee

Universal Life Insurance Policies:

0.0625% per calendar quarter, calculated on the assets comprising the UL Portfolio Segment (as such term is defined in the Fremont Life-ERC Reinsurance Agreement applicable to the universal life policies) of the escrow account at the beginning of each calendar quarter, which account is created under that certain Escrow Agreement (Fremont Business) (the "Escrow Agreement") between Commerce Bank of Kansas City, N.A. (as escrow agent), ERC and Great Southern Life Insurance Company.

PLUS

$15.75 per policy in force at the beginning of each calendar quarter.

Annuities:

0.0625% per calendar quarter, calculated on the assets comprising the Annuity Portfolio Segment (as such term is defined in the Fremont Life-ERC Reinsurance Agreement applicable to the annuity policies) of the escrow account at the beginning of each calendar quarter, which account is created under the Escrow Agreement.

PLUS

$10.00 per policy in force at the beginning of each calendar quarter.

                 ASSUMPTION REINSURANCE AND COINSURANCE AGREEMENT
                                   (ANNUITIES)


     This Assumption Reinsurance and Coinsurance Agreement (the "Agreement") is made this____ day of July, 1996 (the "Effective Date"), by and between FREMONT LIFE INSURANCE COMPANY, a California stock life insurance company ("Ceding Company"), and GREAT SOUTHERN LIFE INSURANCE COMPANY, a Texas stock life insurance company ("Reinsurer").

     WHEREAS, Ceding Company has ceded on a 100% coinsurance basis a certain block of its annuity and other insurance business to Employers Reassurance Corporation ("ERC") pursuant to an Automatic Coinsurance Annuity Reinsurance Agreement (the "Fremont Life-ERC Reinsurance Agreement (Annuities)"); and

     WHEREAS, ERC has ceded on a 100% coinsurance basis the aforesaid block of business to Reinsurer pursuant to a Modified Coinsurance Life and Annuity Retrocession Agreement (the "Retrocession Agreement"); and

     WHEREAS, on the Assumption Date (as that term is defined herein), Ceding Company desires to transfer all of the aforesaid block of business and such other of its insurance business, which is more fully described on the attached Schedule A, which is incorporated herein by this reference (the "Reinsured Business"), to Reinsurer (a) on a coinsurance basis effective as of the Effective Date and (b) on an assumption reinsurance basis effective as of the Assumption Date (as such term is defined herein); and

     WHEREAS, Reinsurer desires to assume all of the rights and obligations related to the Reinsured Business on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I
                                   COINSURANCE

     1.1. As of the Effective Date, Ceding Company shall cede and Reinsurer shall reinsure all of the Reinsured Business on a 100% coinsurance basis modified by the terms of this Agreement. All Nonassumed Business shall remain reinsured on a 100% coinsurance basis by Reinsurer and shall remain subject to
Section 5.2 hereof, and after an Assumption Date, the reinsurance as to the relevant portion of the Nonassumed Business shall be on an assumption basis as provided for herein, the coinsurance provided for herein shall automatically terminate and the assumed portion of the Nonassumed Business shall be deemed to be Assumed Business for all purposes under this Agreement.

     1.2. As of the Effective Date, Reinsurer shall be responsible for all (100%) of the obligations and liabilities under the Reinsured Business.

     1.3. Reinsurer shall be entitled to receive the net cash flow with respect to the Reinsured Business from and after the Effective Date. For the purposes of this Agreement, the term "net cash flow" shall mean the sum of the following, net of amounts due to or from reinsurers, (a) collected premiums, net of premium refunds, less (b) commissions paid, less (c) benefits paid, less
(d) administration expenses, (including but not limited to premium taxes, agent licensing fees and guaranty fund assessments) plus or minus, respectively,
(e) any decrease or increase in policy loans.

     1.4. The coinsurance pursuant to Article I shall continue in perpetuity as to that part of the Reinsured Business that has not been assumed pursuant to the terms of this Agreement, until such time as it is assumed or the underlying policies or contracts lapse or otherwise terminate.

     1.5. The parties shall provide a quarterly accounting and cash settlement to each other of the coinsurance transactions hereof, in such form and containing such information as either party may reasonably request, but such quarterly accounting and cash settlement shall terminate with respect to any portion of the Reinsured Business that is eventually assumed hereunder.

     1.6.  From and after the Effective Date:

           (a) Reinsurer shall maintain reserves with respect to the Reinsured Business in accordance with all requirements of law and commonly accepted actuarial principles applied in a manner consistent with their application immediately prior to the transfer of the Reinsured Business pursuant to this Agreement or, in the event of changes in such principles or applicable law having the effect of requiring greater reserves, in accordance with such changes;

           (b) Reinsurer shall conduct the Reinsured Business in accordance with generally accepted business practices for the reinsurance industry, all applicable law and the requirements of the reinsured policies;

           (c) Reinsurer shall maintain statutory capital and surplus (consisting of cash and securities valued as determined in accordance with principles and practices required by the Texas Department of Insurance) of not less than the amount necessary to comply with the law of the State of Texas for an insurance company writing the lines of business being written by Reinsurer;

           (d) Reinsurer shall have the authority to take any and all action with respect to, and shall assume the sole risk and liability for, any matter relating to risk management and policy administration, to the extent such authority may be granted by Ceding Company pursuant to applicable law, including but not limited to policy changes, reinstatement standards, premium rate changes, policy renewals, issuance of conversion policies, agents' commissions and administrative methods and procedures;

           (e) Reinsurer shall bear all expenses arising after the Effective Date including premium taxes and reasonable audit expenses incurred in connection with the administration of the Reinsured Business;

           (f) Reinsurer shall have authority and discretion with respect to all matters relating to claim settlement and litigation concerning the Reinsured Business, including, but not limited to, the selection of counsel; and

           (g) Reinsurer shall bear all expenses incurred in connection with settling claims and litigating claims relating to the Reinsured Business, including, but not limited to, the cost of routine investigations, legal fees and interest charges.

     1.7. (a) Reinsurer shall indemnify, defend and hold harmless Ceding Company against and in respect of any and all claims, demands, threats, losses, costs, expenses, liabilities and damages, including interest, penalties, attorneys' fees, court costs and amounts paid in settlement, that Ceding Company shall incur or suffer, that arise, result from or relate to any failure by ERC to perform its duties under the Fremont Life-ERC Reinsurance Agreement (Annuities), subject to the following:

                (i) Ceding Company shall assign to Reinsurer all of Ceding Company's rights against ERC under the Fremont Life-ERC Reinsurance Agreement (Annuities) with respect to such failure to perform by ERC. Ceding Company shall fully cooperate with Reinsurer in any action by Reinsurer against ERC regarding such failure to perform by ERC, and any action may be brought by Reinsurer in Ceding Company's name.

                (ii) If it is finally determined in any proceeding regarding such failure to perform by ERC that ERC's failure to perform was justified in whole or in part because of Ceding Company's breach of the Fremont Life-ERC Reinsurance Agreement (Annuities), then Reinsurer's indemnification obligation shall terminate and Ceding Company shall reimburse for any amounts Reinsurer expended indemnifying Ceding Company with respect to ERC's failure to perform.

           (b) Ceding Company shall promptly notify Reinsurer of the existence of any claim, demand or other matter to which Reinsurer's indemnification obli-gations under this Agreement would apply, and shall give Reinsurer a reasonable opportunity to defend the same at its own expense and with counsel of its own selection; provided, Ceding Company shall at all times also have the right to fully participate in the defense at its own expense. If Reinsurer shall, within a reasonable time after this notice, fail to defend, Ceding Company shall have the right, but not the obligation, to undertake the defense of, and to com-promise or settle, the claim or other matter on behalf, for the account, and at the risk, of Reinsurer.

           (c) This Section 1.7 shall terminate as of the Assumption Date; provided, that it shall survive as to any matters as to which Ceding Company has provided notice to Reinsurer prior to the Assumption Date.

                                   ARTICLE II
                              TRANSFER OF RESERVES

     2.1. On the Effective Date, and in consideration of the coinsurance by Reinsurer of the Reinsured Business, Ceding Company shall transfer, assign and deliver to Reinsurer all of Ceding Company's right, title and interest in assets that consist of (i) the policy loans, policy liens and due and deferred premiums with respect to the Reinsured Business (collectively, the "Policyholder Assets") and (ii) an amount of cash or securities equal to the sum of (A) the statutory reserves and liabilities net of reinsurance ceded as of the Effective Date required to be established in the manner prescribed for the preparation of Ceding Company's annual statements in Exhibits 8, 9, 10 and 11 thereof, plus
(B) any other liabilities net of reinsurance ceded as of the Effective Date with respect to the Reinsured Business required to be reflected on Page 3 thereof, less (C) Policyholder Assets (the net amount resulting from the foregoing calculation being the "Net Amount").


                                   ARTICLE III
                          TRANSFER OF POLICY LIABILITIES

     3.1. As of the Effective Date, Reinsurer shall become the successor to Ceding Company and Reinsurer shall assume full and complete liability for:

           (a) the payment of all claims for benefits incurred on or after the Effective Date in connection with the Reinsured Business;

           (b) the payment of all claims for benefits incurred prior to the Effective Date in connection with the Reinsured Business, but not yet paid (reported or not); and

           (c) all other liabilities, claims and expenses of any kind or type whatsoever arising on or after the Effective Date, including but not limited to claims for damages or losses, including but not limited to punitive or extra contractual damages, incurred in connection with the administration of the Reinsured Business or in adjusting, denying, resisting or defending any claims on and after the Effective Date.

     3.2. Upon assumption of a policy or contract included in the Reinsured Business, Reinsurer will be the primary insurer of the risks covered thereby, completely replacing Ceding Company (such assumed policies and contracts being referred to herein as the "Assumed Business"). It is the intention of the parties to effect a complete novation from Ceding Company to Reinsurer in respect of every policy and contract included in the Assumed Business as of the Assumption Date, so that Ceding Company shall have no further obligations with respect to such Assumed Business.

     3.3. Premiums due or paid with respect to the Reinsured Business on and after the Effective Date, and any loan repayments (and interest payments thereon) made on the Reinsured Business on and after the Effective Date, shall be the sole property of Reinsurer. From and after the Effective Date, all policyholders under the Reinsured Business shall pay all premiums and make any loan repayments (and interest payments thereon) on their policies directly to Reinsurer. All moneys, checks, drafts, orders or other instruments received by Ceding Company after the Effective Date for premiums related to the Reinsured Business shall be transferred and delivered to Reinsurer, and any such instruments when so delivered shall bear all indorsements required to effect such transfer and delivery. Reinsurer shall pay all premium taxes as may be required by law on premiums related to the Reinsured Business received on or after the Effective Date.

     3.4. Reinsurer shall be authorized to make any defense at law or in equity to any action or claim instituted or made under the Reinsured Business to any action or claim instituted or made under the Reinsured Business that might or could have been made by Ceding Company had this Agreement not been executed. All of the provisions, conditions, limitations and exclusions contained in the policies and contracts comprising the Reinsured Business shall remain in effect notwithstanding the assumption of such policies and contracts by Reinsurer hereunder.


                                   ARTICLE IV
                                   ASSUMPTION

     4.1. On the Assumption Date, Ceding Company shall cede all of its right, title and interest in and to the Reinsured Business to Reinsurer and Reinsurer shall assume all (100%) of Ceding Company's obligations and liabilities under the Reinsured Business, subject to the terms and conditions set forth herein.

     4.2 All liabilities assumed by Reinsurer with respect to the Reinsured Business are subject in all respects to the same terms, conditions, interpretations, waivers, modifications, alterations and cancellations as the policies issued with respect to the Reinsured Business. Reinsurer accepts and assumes such liabilities subject to all defenses, set-offs and counterclaims to which Ceding Company would be entitled with respect to the Reinsured Business.

     On the assumption date, Reinsurer shall be the successor to Ceding Company under the policies issued with respect to the Reinsured Business. Such policies shall be the direct obligations of Reinsurer, and the Ceding Company shall have no liabilities therefor. Reinsurer shall substitute itself in the place of Ceding Company as if named in the place of Ceding Company. The Insureds (as defined below) shall thereafter disregard Ceding Company as a party to such policies. For the purposes of this Agreement, "Insured" or "Insureds" shall mean any person or entity entitled to claim or receive benefits under any policy issued with respect to the Reinsured Business. After the assumption date, the Insureds shall have (i) the right to file claims arising under the Reinsured Business directly with Reinsurer and (ii) a direct right of action against the Reinsurer and the Reinsurer hereby consents to be subject to direct action taken by any Insured with respect to claims after the Assumption Date. The rights of any Insured shall be limited and consist of those rights set forth in the policies issued with respect to the Reinsured Business and Insureds shall not have the right to receive a greater amount under such policy than such Insured would have had in the absence of this Agreement.

                                    ARTICLE V
                                 ASSUMPTION DATE

     5.1. The term "Assumption Date" as used herein shall mean that date on which Reinsurer has obtained approval to assume all or part of the Reinsured Business, which date shall not be later than June 30, 1997.

     5.2. If any portion of the Reinsured Business has not been assumed by Reinsurer as of the Assumption Date (all Reinsured Business hereunder being referred to as the "Nonassumed Business" until such business has been assumed), then (a) such portion of the Reinsured Business shall remain subject to
Article I hereof and (b) Reinsurer shall continue to use its best efforts to effect an assumption thereof as quickly as possible. If, from time to time and at any time after the Assumption Date, Reinsurer becomes capable of assuming all or any portion of the Nonassumed Business, then Reinsurer shall effect the assumption at the earliest possible date by giving Ceding Company written notice thereof, and each such date also shall constitute an "Assumption Date" for purposes of this Agreement.


                                   ARTICLE VI
                             ASSUMPTION CERTIFICATES

     6.1. As soon as possible after each Assumption Date and subject to applicable regulatory approval, if any, and at the sole cost and expense of Reinsurer, Reinsurer shall issue to each policyholder of the Assumed Business an assumption certificate in the form set forth in the attached Schedule B, which is incorporated herein by this reference (the "Assumption Certificate"). Notwithstanding the foregoing, (a) if the consent of the policyholders to the assumption is required by applicable law or regulation, a notice of transfer shall be first sent in the form set out in the attached Schedule C, which is incorporated herein by this reference (the "Notice of Transfer"), and the required consent obtained, and (b) the form of Assumption Certificate or Notice of Transfer may be amended if such amendment is required to obtain required regulatory approval or is otherwise appropriate under the circumstances. Reinsurer and Ceding Company shall cooperate with one another in securing such required regulatory approval and amending the Assumption Certificate or Notice of Transfer, whichever the case may be.

     6.2. From time to time after any one or more Assumption Dates, without further consideration, Reinsurer shall execute and deliver such other instruments of assumption, conveyance, assignment, transfer and delivery, and take such other action as Ceding Company reasonably requests, to more effectively accomplish the assumption of the Reinsured Business contemplated herein. Such instruments shall not impose upon Reinsurer any obligation, liability or risk not contemplated by this Agreement.


                                   ARTICLE VII
                         EFFECT ON EXISTING REINSURANCE

     7.1. The attached Schedule D, which is incorporated herein by this reference, contains a list of all reinsurance agreements in effect as of the Effective Date between Ceding Company and any assuming or ceding reinsurer (the "Reinsurance Agreements"). It is the intention of the parties that Reinsurer shall be substituted for and succeed to all of the rights and liabilities of Ceding Company under the Reinsurance Agreements as of the Assumption Date. Reinsurer shall be wholly and solely responsible for effecting its substitution under each Reinsurance Agreement and the continuation of each Reinsurance Agreement after the Assumption Date. The collectibility of reinsurance under the Reinsurance Agreements shall be at the sole risk and for the account of Reinsurer at and after the Assumption Date.

     7.2. As of the Assumption Date, Reinsurer shall be substituted for and shall succeed to all of the rights and liabilities of Ceding Company under the Fremont Life-ERC Reinsurance Agreement (Annuities) with respect to the Reinsured Business. Reinsurer shall be wholly and solely responsible for effecting such substitution under the Fremont Life-ERC Reinsurance Agreement (Annuities) and for the continuation of the Fremont Life-ERC Reinsurance Agreement (Annuities) after the Assumption Date. The collectibility of reinsurance under the Fremont Life-ERC Reinsurance Agreement (Annuities) shall be at the sole risk and for the account of Reinsurer at and after the Assumption Date.


                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

     8.1. At the Effective Date, Reinsurer represents and warrants to Ceding Company as set forth in Article III of that certain Master Agreement dated as of February 26, 1996, among Americo Life, Inc., Reinsurer, Fremont General Corp. and Ceding Company (as amended or modified, the

"Master Agreement"), to extent the representations and warranties set forth in such Article III pertain to Reinsurer. Such representations and warranties, together with the schedules attached to the Master Agreement that pertain thereto, are hereby incorporated herein by this reference.

     8.2. At the Effective Date, Ceding Company represents and warrants to Reinsurer as set forth in Article II of the Master Agreement, to the extent the representations and warranties set forth in such Article II pertain to Ceding Company or the Reinsured Business. Such representations and warranties, together with the schedules attached to the Master Agreement that pertain thereto, are hereby incorporated herein by this reference.


                                   ARTICLE IX
                                   INSOLVENCY

     9.1. The provisions of this Article IX apply to this entire Agreement, including, without limitation, Article I of this Agreement. Reinsurer's obligations under this Agreement shall be without diminution and in no way be affected or diminished because of Ceding Company's insolvency. In the event of such an insolvency and the appointment of a conservator, liquidator or statutory successor of Ceding Company, the reinsurance payable by Reinsurer pursuant to this Agreement shall be payable directly to such conservator, liquidator or statutory successor immediately upon demand on the basis of claims allowed against Ceding Company by any court of competent jurisdiction or by any conservator, liquidator or statutory successor of Ceding Company having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator or statutory successor has failed to pay all or a portion of any claims. The conservator, liquidator or statutory successor shall give Reinsurer written notice of the pendency of any claims against Ceding Company with respect to the Reinsured Business within a reasonable time after the claim is filed in an insolvency proceeding. Reinsurer shall have the right, but at its own expense, to investigate the claim and interpose in the name of Ceding Company, its conservator, liquidator or statutory successor in the proceeding where the claim is to be adjudicated, any defense or defenses that Reinsurer may deem to be available to Ceding Company or its conservator, liquidator or statutory successor. The expense thus incurred by Reinsurer shall be payable, subject to court approval, out of Ceding Company's estate as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit that may accrue to Ceding Company in conservation or liquidation solely as a result of the defense undertaken by Reinsurer.

                                    ARTICLE X
             RECORDS AND ACCOUNTING; COMMUNICATION TO POLICYHOLDERS;
                           ANNUAL FINANCIAL STATEMENTS

     10.1. As soon as practicable after the Effective Date, Ceding Company shall transfer, convey, assign and deliver title and possession to Reinsurer of all files, books and records related to the Reinsured Business. The parties recognize that from time to time hereunder, each party will need access to certain books and records in the custody of the other party for, without limitation, financial reporting and tax return preparation purposes and that, upon the reasonable request of a party, each party shall give to the requesting party and its actuaries, agents, attorneys and accountants as promptly as reasonably possible reasonable access to such books and records as the requesting party may require for the stated purposes (including the right to make copies).

     10.2. Ceding Company shall deliver to Reinsurer as promptly as practicable after the Effective Date a complete listing of all policies in force relating to the Reinsured Business as of the Effective Date.

     10.3. After the Effective Date, Reinsurer can communicate with the policyholders comprising the Reinsured Business in the ordinary course of business without the consent of Ceding Company.

     10.4. Reinsurer agrees that, from the Effective Date until each Assumption Date, Reinsurer will afford to Ceding Company such access upon reasonable notice and during normal business hours to all of the books and records of Reinsurer relating to the Nonassumed Business as Ceding Company may reasonably request.

     10.5. (a) Until all Reinsured Business has been assumed by Reinsurer hereunder, Reinsurer shall, as soon as they are available, but in any event not later than 90 days after the end of such accounting year, provide Ceding Company with Reinsurer's annual convention statements for the accounting year most recently ended. In addition not later than 180 days after the end of each accounting year Reinsurer will provide Ceding Company its audited financial statements for the accounting year most recently ended, or in the event Reinsurer does not have audited separate company financial statements, the financial statements of Reinsurer for the accounting year most recently ended certified by the chief financial officer of Reinsurer, that the financial information contained in the foregoing annual convention statements and audited financial statements fairly presents the assets, liabilities, financial condition and results of operations of Reinsurer as of the dates thereof and for the periods covered thereby in conformity with statutory accounting practices as prescribed by Texas insurance regulatory authorities, except as stated therein or in the notes thereto.

           (b) Upon delivery to Ceding Company, such financial statements shall constitute Statutory Statements for all purposes of this Agreement, including but not limited to Section 8.1.

     10.6. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or where incurred, in favor of or against either Ceding Company or Reinsurer with respect to this Agreement are deemed to be mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.


                                   ARTICLE XI
                                    CONSENTS


     11.01. Prior to each Assumption Date hereunder, Reinsurer shall use its best efforts to obtain at the earliest practicable date all consents, approvals and other authorizations required to be obtained by it for the consummation of the transactions contemplated hereby including, without limitation, any consents or approvals that might be required to be obtained from insurance regulatory authorities with respect to this Agreement and the transactions contemplated hereby, except that Ceding Company shall be responsible for obtaining any approvals from the California Department of Insurance with respect to its obligations under this Agreement. Ceding Company shall provide such information and documents and otherwise cooperate as Reinsurer may reasonably request in obtaining such consents, approvals or other authorizations.


                                   ARTICLE XII
                           TERMINATION AND ABANDONMENT

     12.1. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned prior to the first Assumption Date by mutual written consent of Reinsurer and Ceding Company.

     12.2. After the first Assumption Date:

           (a) This Agreement may not be terminated with respect to any Assumed Business, it being the intention of the parties to effect a complete novation from Ceding Company to Reinsurer in respect of every policy and contract included in the Assumed Business as of the relevant Assumption Date.

           (b) This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned as to any Nonassumed Business prior to any subsequent Assumption Date by mutual written consent of Reinsurer and Ceding Company. In the event of such termination, the coinsurance of such Nonassumed Business shall terminate and such Nonassumed Business shall be recaptured by Ceding Company. On the effective date of termination, Reinsurer shall transfer, convey, assign and deliver to Ceding Company assets satisfactory to Ceding Company in an amount equal to the Net Amount, as such Net Amount would be calculated with respect to the recaptured Nonassumed Business under Section 2.1(a) hereof.


                                  ARTICLE XIII
                                   ARBITRATION


     13.1. (a) In the event of any difference arising hereafter between the contracting parties with reference to any transaction under this Agreement, the same shall be referred to three arbitrators who must be executive officers of life insurance or life reinsurance companies other than the two parties to this Agreement or their affiliates, each of the parties to appoint one of the arbitrators and such two arbitrators to select the third. If either party refuses or neglects to appoint an arbitrator within 30 days after receipt of the written request for arbitration, the initiating party may appoint a second arbitrator.

           (b) If the two arbitrators fail to agree on the selection of a third arbitrator within 30 days of their appointment, each of them shall name three individuals, of whom the other shall decline two, and the decision shall be made by drawing lots.

           (c) The arbitrators shall consider this Agreement not merely as a legal document but also as a gentlemen's agreement. They shall decide by a majority vote of the arbitrators. There shall be no appeal from their written decision, except as permitted by applicable law.

           (d) Each party shall bear the expense of its own arbitration, including its arbitrator and outside attorney fees, and shall jointly and equally bear with the other party the expense of the third arbitrator. Any remaining costs of the arbitration proceedings shall be apportioned by the three arbitrators.

           (e) The arbitration proceedings shall be conducted in accordance with the rules of the American Arbitration Association except that the parties shall be entitled to take discovery as provided under Federal Rules of Civil Procedure Nos. 28 through 36 during a period of 60 days after the final arbitrator is appointed and the arbitrators shall have the power to issue subpoenas, compel discovery, award sanctions, and grant injunctive relief. The arbitrators shall be entitled to retain a lawyer to advise them as to legal matters, but such lawyer shall have none of the relationships to either of the parties that are proscribed above for arbitrators. The arbitration hearings shall commence no sooner than 90 days after the date the final arbitrator is appointed and not later than 120 days after such date. The arbitration hearing shall be conducted during normal working hours on business days without interruption or adjournment of more than two days at any one time or six days in the aggregate. The arbitrators shall deliver to the parties their decision in writing within 10 days after the conclusion of the arbitration hearing.

           (f) Any arbitration instituted pursuant to this section shall be held in Kansas City, Missouri, or such other place that is mutually agreeable to the parties, with the precise location being as agreed upon by the parties or, absent such agreement, at a location designated by the American Arbitration Association resident manager in Kansas City, Missouri.

           (g) Notwithstanding any other provision of this Section, nothing contained in this Agreement shall require arbitration of any issue for which injunctive relief is properly sought by either party to this Agreement.

           (h) Notwithstanding any other provision of this Article XIII, if Reinsurer seeks, consents to, or acquiesces in the appointment of or otherwise becomes subject to any trustee, receiver, liquidator or conservator (including any state insurance regulatory agency acting in such a capacity), Ceding Company shall not be obligated to resolve any claim, dispute or cause of action under this Agreement by arbitration and may elect to bring any action with respect to such claim, dispute or cause of action in any court of competent jurisdiction.


                                   ARTICLE XIV
                                 INDEMNIFICATION


     14.1. Reinsurer shall indemnify, defend, save and hold Ceding Company harmless from and against any and all damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees, costs of investigation and other costs and expenses incident to any suit, action or proceeding) (together, "Losses") incurred or sustained by Ceding Company that arise out of or result from any breach of any agreement to be performed by Reinsurer under this Agreement (regardless of when such agreements are to be performed). Additionally, Reinsurer shall indemnify, defend, save and hold Ceding Company harmless from and against any Losses that Ceding Company may incur with respect to the Reinsured Business after the Effective Date, including, without limitation, Losses arising in the ordinary course of business in the Reinsured Business under any contractual or other obligation ceded to or accepted by Reinsurer pursuant to this Agreement or arising out of Reinsurer's conduct with regard to the Reinsured Business, including punitive damages as a result of such conduct, but excluding any Losses related to matters described in Section 9.1 of the Master Agreement.

     14.2. Ceding Company shall indemnify, defend, save and hold Reinsurer harmless from and against any and all Losses incurred or sustained by Reinsurer that arise out of or result from any breach of any agreement to be performed by Ceding Company under this Agreement (regardless of when such agreements are to be performed).

     14.3. Promptly after service of notice of any claim or of process by any third person in any matter in respect of which indemnity may be sought from the other party pursuant to this Agreement, the party so served shall notify the indemnifying party of the receipt thereof. The indemnifying party shall have the right to participate in or assume, each at its own expense, the defense of any such claim or process or settlement thereof. After notice from the indemnifying party of its election to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expense in connection with such defense. Such defense shall be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures) and the indemnified party shall be advised promptly of all developments.

     Notwithstanding the foregoing, with respect to any matter that is the subject of any such claim and as to which the indemnified party fails to give the other party such notice as aforesaid, and such failure adversely affects the ability of the indemnifying party to defend such claim or materially increases the amount of indemnification that the indemnifying party is obligated to pay under this Agreement, the amount of indemnification that the indemnified party shall be entitled to receive shall be reduced to an amount that the indemnified party would have been entitled to receive had such notice been timely given. No settlement of any such claim as to which the indemnifying party has not elected to assume the defense thereof shall be made without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.


                                   ARTICLE XV
                            MISCELLANEOUS PROVISIONS

     15.2. Reinsurer and Ceding Company, by mutual consent, may amend, modify or supplement this Agreement only by an instrument in writing signed on behalf of each of the parties hereto.

     15.3. Each party to this Agreement may, by written notice to the other party specifically referring to this Agreement and to the provision being waived, and only by such written notice, (a) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document delivered pursuant to this Agreement and (b) waive compliance with any of the covenants or any of the obligations of any other party. The waiver by any party hereto to a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     15.4. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered by hand or mailed, certified or registered mail with postage prepaid:

     (a)     If to Ceding Company, to:

               Fremont Life Insurance Company
               Attn:  Robert C. Pfeil, Jr.
               790 The City Drive South, Suite 210
               Orange, California 92668
               FAX:  (310) 315-5593
          with a copy to:

               Fremont General Corp.
               Attn:  Alan W. Faigin, Esq.
               2020 Santa Monica Boulevard
               Santa Monica, California  90404
               FAX:  (310) 315-5593

     (b)     If to Reinsurer, to:

               Great Southern Life Insurance Company
               Attn:  Mr. Gary L. Muller
               300 West 11th Street
               Kansas City, Missouri 64105
               FAX:  (816) 391-2018

          with a copy to:

               Thomas M. Higgins, III, Esq.
               Lathrop & Gage L.C.
               2345 Grand Boulevard
               Kansas City, MO 64108
               FAX:  (816) 292-2001

or to such other person or address as either party shall furnish the other party in writing.

     15.5. Whether or not the transfer is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     15.6. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The obligations of Reinsurer hereunder may not be assigned without the prior written consent of Ceding Company; provided, subject to all necessary regulatory approvals, Reinsurer may assign its rights and obligations under this Agreement, as they pertain to Ceding Company's annuity business generated by the agency known as Brokers International Limited or its general agents or their agents, to any other life insurance company subsidiary of Americo Life, Inc. and upon such assignment Reinsurer shall be released from its obligations hereunder with respect to such annuity business.

     15.7. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive laws (excluding provisions relating to choice of law) of the State of Missouri.

     15.8. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15.9. This Agreement, including the Schedules and Exhibits attached hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     15.10. Nothing in this Agreement is intended for the benefit of any persons other than the parties hereto, their successors and assigns and, if the transactions contemplated under this Agreement are consummated, the holders and beneficiaries under the policies which constitute the Reinsured Business.

     15.11. Should Ceding Company fail to cede reinsurance that otherwise would have been ceded in accordance with the provisions of this Agreement, or should either Ceding Company or Reinsurer fail to comply with any of the other terms of this Agreement, and if this is shown to be unintentional and the result of a misunderstanding, oversight, or clerical error on the part of either, then this Agreement shall not be deemed abrogated thereby, but both parties shall be restored to the position they would have occupied had no such oversight, misunderstanding, or clerical error occurred.

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

     THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES.

CEDING COMPANY:                    FREMONT LIFE INSURANCE COMPANY
                                    By ____________________________________
                                       Name _______________________________
                                       Title ______________________________

REINSURER:                         GREAT SOUTHERN LIFE INSURANCE
                                   COMPANY
                                    By ____________________________________
                                       Name _______________________________
                                       Title ______________________________

                                   SCHEDULE A

                               REINSURED BUSINESS

     The Reinsured Business includes all liabilities associated with all annuity policies issued or assumed by Fremont Life, in force on January 1, 1996 (with respect to annuities and other insurance policies), or issued by Fremont Life to become effective on or after such date including all riders and contracts of reinsurance; provided, the Reinsured Business shall not include Fremont Life's block of mortgage term insurance business commonly referred to as Financial Services or AMPAC.

                                   SCHEDULE B

                            THE ASSUMPTION CERTIFICATE

                                   SCHEDULE C

                               NOTICE OF TRANSFER

                                   SCHEDULE D

                            THE REINSURANCE AGREEMENTS

Rob Pfeil is preparing

                ASSUMPTION REINSURANCE AND COINSURANCE AGREEMENT
                                 (UNIVERSAL LIFE)


     This Assumption Reinsurance and Coinsurance Agreement (the "Agreement") is made this ____ day of July, 1996 (the "Effective Date"), by and between FREMONT LIFE INSURANCE COMPANY, a California stock life insurance company ("Ceding Company"), and GREAT SOUTHERN LIFE INSURANCE COMPANY, a Texas stock life insurance company ("Reinsurer").

     WHEREAS, Ceding Company has ceded on a 100% coinsurance basis a certain block of its universal life insurance business to Employers Reassurance Corporation ("ERC") pursuant to an Automatic Coinsurance Universal Life Reinsurance Agreement (the "Fremont Life-ERC Reinsurance Agreement (Universal
Life)"); and

     WHEREAS, ERC has ceded on a 100% coinsurance basis the aforesaid block of business to Reinsurer pursuant to a Modified Coinsurance Life and Annuity Retrocession Agreement (the "Retrocession Agreement"); and

     WHEREAS, Ceding Company desires to transfer all of the aforesaid block of business and such other of its insurance business, which is more fully described on the attached Schedule A, which is incorporated herein by this reference (the "Reinsured Business"), to Reinsurer on (a) 100% coinsurance basis on the Effective Date, and (b) an assumption reinsurance basis on the Assumption Date (as that term is defined herein); and

     WHEREAS, Reinsurer desires to assume all of the rights and obligations related to the Reinsured Business on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I
                                   COINSURANCE

     1.1. As of the Effective Date, Ceding Company shall cede and Reinsurer shall reinsure all of the Reinsured Business on a 100% coinsurance basis modified by the terms of this Agreement. All Nonassumed Business shall remain reinsured on a 100% coinsurance basis by Reinsurer and shall remain subject to
Section 5.2 hereof, and after an Assumption Date, the reinsurance as to the relevant portion of the Nonassumed Business shall be on an assumption basis as provided for herein, the coinsurance provided for herein shall automatically terminate and the assumed portion of the Nonassumed Business shall be deemed to be Assumed Business for all purposes under this Agreement.

     1.2. As of the Effective Date, Reinsurer shall be responsible for all (100%) of the obligations and liabilities under the Reinsured Business.

     1.3. Reinsurer shall be entitled to receive the net cash flow with respect to the Reinsured Business from and after the Effective Date. For the purposes of this Agreement, the term "net cash flow" shall mean the sum of the following, net of amounts due to or from reinsurers, (a) collected premiums, net of premium refunds, less (b) commissions paid, less (c) benefits paid, less
(d) administration expenses, (including but not limited to premium taxes, agent licensing fees and guaranty fund assessments) plus or minus, respectively,
(e) any decrease or increase in policy loans.

     1.4. The coinsurance pursuant to Article I shall continue in perpetuity as to that part of the Reinsured Business that has not been assumed pursuant to the terms of this Agreement, until such time as it is assumed or the underlying policies or contracts lapse or otherwise terminate.

     1.5. The parties shall provide a quarterly accounting and cash settlement to each other of the coinsurance transactions hereof, in such form and containing such information as either party may reasonably request, but such quarterly accounting and cash settlement shall terminate with respect to any portion of the Reinsured Business that is eventually assumed hereunder.

     1.6.  From and after the Effective Date:

           (a) Reinsurer shall maintain reserves with respect to the Reinsured Business in accordance with all requirements of law and commonly accepted actuarial principles applied in a manner consistent with their application immediately prior to the transfer of the Reinsured Business pursuant to this Agreement or, in the event of changes in such principles or applicable law having the effect of requiring greater reserves, in accordance with such changes;

           (b) Reinsurer shall conduct the Reinsured Business in accordance with generally accepted business practices for the reinsurance industry, all applicable law and the requirements of the reinsured policies;

           (c) Reinsurer shall maintain statutory capital and surplus (consisting of cash and securities valued as determined in accordance with principles and practices required by the Texas Department of Insurance) of not less than the amount necessary to comply with the law of the State of Texas for an insurance company writing the lines of business being written by Reinsurer;

           (d) Reinsurer shall have the authority to take any and all action with respect to, and shall assume the sole risk and liability for, any matter relating to risk management and policy administration, to the extent such authority may be granted by Ceding Company pursuant to applicable law, including but not limited to policy changes, reinstatement standards, premium rate changes, policy renewals, issuance of conversion policies, agents' commissions and administrative methods and procedures;

           (e) Reinsurer shall bear all expenses arising after the Effective Date including premium taxes and reasonable audit expenses incurred in connection with the administration of the Reinsured Business;

           (f) Reinsurer shall have authority and discretion with respect to all matters relating to claim settlement and litigation concerning the Reinsured Business, including, but not limited to, the selection of counsel; and

           (g) Reinsurer shall bear all expenses incurred in connection with settling claims and litigating claims relating to the Reinsured Business, including, but not limited to, the cost of routine investigations, legal fees and interest charges.

     1.7. (a) Reinsurer shall indemnify, defend and hold harmless Ceding Company against and in respect of any and all claims, demands, threats, losses, costs, expenses, liabilities and damages, including interest, penalties, attorneys' fees, court costs and amounts paid in settlement, that Ceding Company shall incur or suffer, that arise, result from or relate to any failure by ERC to perform its duties under the Fremont Life-ERC Reinsurance Agreement (Universal Life), subject to the following:

                (i) Ceding Company shall assign to Reinsurer all of Ceding Company's rights against ERC under the Fremont Life-ERC Reinsurance Agreement (Universal Life) with respect to such failure to perform by ERC. Ceding Company shall fully cooperate with Reinsurer in any action by Reinsurer against ERC regarding such failure to perform by ERC, and any action may be brought by Reinsurer in Ceding Company's name.

                (ii) If it is finally determined in any proceeding regarding such failure to perform by ERC that ERC's failure to perform was justified in whole or in part because of Ceding Company's breach of the Fremont Life-ERC Reinsurance Agreement (Universal Life), then Reinsurer's indemnification obligation shall terminate and Ceding Company shall reimburse for any amounts Reinsurer expended indemnifying Ceding Company with respect to ERC's failure to perform.

           (b) Ceding Company shall promptly notify Reinsurer of the existence of any claim, demand or other matter to which Reinsurer's indemnification obli-gations under this Agreement would apply, and shall give Reinsurer a reasonable opportunity to defend the same at its own expense and with counsel of its own selection; provided, Ceding Company shall at all times also have the right to fully participate in the defense at its own expense. If Reinsurer shall, within a reasonable time after this notice, fail to defend, Ceding Company shall have the right, but not the obligation, to undertake the defense of, and to com-promise or settle, the claim or other matter on behalf, for the account, and at the risk, of Reinsurer.

           (c) This Section 1.7 shall terminate as of the Assumption Date; provided, that it shall survive as to any matters as to which Ceding Company has provided notice to Reinsurer prior to the Assumption Date.

                                   ARTICLE II
                              TRANSFER OF RESERVES

     2.1. On the Effective Date, and in consideration of the coinsurance by Reinsurer of the Reinsured Business, Ceding Company shall transfer, assign and deliver to Reinsurer all of Ceding Company's right, title and interest in assets that consist of (i) the policy loans, policy liens and due and deferred premiums with respect to the Reinsured Business (collectively, the "Policyholder Assets") and (ii) an amount of cash or securities equal to the sum of (A) the statutory reserves and liabilities net of reinsurance ceded as of the Effective Date required to be established in the manner prescribed for the preparation of Ceding Company's annual statements in Exhibits 8, 9, 10 and 11 thereof, plus
(B) any other liabilities net of reinsurance ceded as of the Effective Date with respect to the Reinsured Business required to be reflected on Page 3 thereof, less (C) Policyholder Assets (the net amount resulting from the foregoing calculation being the "Net Amount").


                                   ARTICLE III
                          TRANSFER OF POLICY LIABILITIES

     3.1. As of the Effective Date, Reinsurer shall become the successor to Ceding Company and Reinsurer shall assume full and complete liability for:

           (a) the payment of all claims for benefits incurred on or after the Effective Date in connection with the Reinsured Business;

           (b) the payment of all claims for benefits incurred prior to the Effective Date in connection with the Reinsured Business, but not yet paid (reported or not); and

           (c) all other liabilities, claims and expenses of any kind or type whatsoever arising on or after the Effective Date, including but not limited to claims for damages or losses, including but not limited to punitive or extra contractual damages, incurred in connection with the administration of the Reinsured Business or in adjusting, denying, resisting or defending any claims on and after the Effective Date.

     3.2. Upon assumption of a policy or contract included in the Reinsured Business, Reinsurer will be the primary insurer of the risks covered thereby, completely replacing Ceding Company (such assumed policies and contracts being referred to herein as the "Assumed Business"). It is the intention of the parties to effect a complete novation from Ceding Company to Reinsurer in respect of every policy and contract included in the Assumed Business as of the Assumption Date, so that Ceding Company shall have no further obligations with respect to such Assumed Business.

     3.3. Premiums due or paid with respect to the Reinsured Business on and after the Effective Date, and any loan repayments (and interest payments thereon) made on the Reinsured Business on and after the Effective Date, shall be the sole property of Reinsurer. From and after the Effective Date, all policyholders under the Reinsured Business shall pay all premiums and make any loan repayments (and interest payments thereon) on their policies directly to Reinsurer. All moneys, checks, drafts, orders or other instruments received by Ceding Company after the Effective Date for premiums related to the Reinsured Business shall be transferred and delivered to Reinsurer, and any such instruments when so delivered shall bear all indorsements required to effect such transfer and delivery. Reinsurer shall pay all premium taxes as may be required by law on premiums related to the Reinsured Business received on or after the Effective Date.

     3.4. Reinsurer shall be authorized to make any defense at law or in equity to any action or claim instituted or made under the Reinsured Business to any action or claim instituted or made under the Reinsured Business that might or could have been made by Ceding Company had this Agreement not been executed. All of the provisions, conditions, limitations and exclusions contained in the policies and contracts comprising the Reinsured Business shall remain in effect notwithstanding the assumption of such policies and contracts by Reinsurer hereunder.

                                   ARTICLE IV
                                   ASSUMPTION

     4.1. On the Assumption Date, Ceding Company shall cede all of its right, title and interest in and to the Reinsured Business to Reinsurer and Reinsurer shall assume all (100%) of Ceding Company's obligations and liabilities under the Reinsured Business, subject to the terms and conditions set forth herein.

     4.2 All liabilities assumed by Reinsurer with respect to the Reinsured Business are subject in all respects to the same terms, conditions, interpretations, waivers, modifications, alterations and cancellations as the policies issued with respect to the Reinsured Business. Reinsurer accepts and assumes such liabilities subject to all defenses, set-offs and counterclaims to which Ceding Company would be entitled with respect to the Reinsured Business.

     On the assumption date, Reinsurer shall be the successor to Ceding Company under the policies issued with respect to the Reinsured Business. Such policies shall be the direct obligations of Reinsurer, and the Ceding Company shall have no liabilities therefor. Reinsurer shall substitute itself in the place of Ceding Company as if named in the place of Ceding Company. The Insureds (as defined below) shall thereafter disregard Ceding Company as a party to such policies. For the purposes of this Agreement, "Insured" or "Insureds" shall mean any person or entity entitled to claim or receive benefits under any policy issued with respect to the Reinsured Business. After the assumption date, the Insureds shall have (i) the right to file claims arising under the Reinsured Business directly with Reinsurer and (ii) a direct right of action against the Reinsurer and the Reinsurer hereby consents to be subject to direct action taken by any Insured with respect to claims after the Assumption Date. The rights of any Insured shall be limited and consist of those rights set forth in the policies issued with respect to the Reinsured Business and Insureds shall not have the right to receive a greater amount under such policy than such Insured would have had in the absence of this Agreement.


                                    ARTICLE V
                                 ASSUMPTION DATE

     5.1. The term "Assumption Date" as used herein shall mean that date on which Reinsurer has obtained approval to assume all or part of the Reinsured Business, which date shall not be later than June 30, 1997.

     5.2. If any portion of the Reinsured Business has not been assumed by Reinsurer as of the Assumption Date (all Reinsured Business hereunder being referred to as the "Nonassumed Business" until such business has been assumed), then (a) such portion of the Reinsured Business shall remain subject to
Article I hereof and (b) Reinsurer shall continue to use its best efforts to effect an assumption thereof as quickly as possible. If, from time to time and at any time after the Assumption Date, Reinsurer becomes capable of assuming all or any portion of the Nonassumed Business, then Reinsurer shall effect the assumption at the earliest possible date by giving Ceding Company written notice thereof, and each such date also shall constitute an "Assumption Date" for purposes of this Agreement.

                                   ARTICLE VI
                             ASSUMPTION CERTIFICATES

     6.1. As soon as possible after each Assumption Date and subject to applicable regulatory approval, if any, and at the sole cost and expense of Reinsurer, Reinsurer shall issue to each policyholder of the Assumed Business an assumption certificate in the form set forth in the attached Schedule B, which is incorporated herein by this reference (the "Assumption Certificate"). Notwithstanding the foregoing, (a) if the consent of the policyholders to the assumption is required by applicable law or regulation, a notice of transfer shall be first sent in the form set out in the attached Schedule C, which is incorporated herein by this reference (the "Notice of Transfer"), and the required consent obtained, and (b) the form of Assumption Certificate or Notice of Transfer may be amended if such amendment is required to obtain required regulatory approval or is otherwise appropriate under the circumstances. Reinsurer and Ceding Company shall cooperate with one another in securing such required regulatory approval and amending the Assumption Certificate or Notice of Transfer, whichever the case may be.

     6.2. From time to time after any one or more Assumption Dates, without further consideration, Reinsurer shall execute and deliver such other instruments of assumption, conveyance, assignment, transfer and delivery, and take such other action as Ceding Company reasonably requests, to more effectively accomplish the assumption of the Reinsured Business contemplated herein. Such instruments shall not impose upon Reinsurer any obligation, liability or risk not contemplated by this Agreement.


                                   ARTICLE VII
                         EFFECT ON EXISTING REINSURANCE

     7.1. The attached Schedule D, which is incorporated herein by this reference, contains a list of all reinsurance agreements in effect as of the Effective Date between Ceding Company and any assuming or ceding reinsurer (the "Reinsurance Agreements"). It is the intention of the parties that Reinsurer shall be substituted for and succeed to all of the rights and liabilities of Ceding Company under the Reinsurance Agreements as of the Assumption Date. Reinsurer shall be wholly and solely responsible for effecting its substitution under each Reinsurance Agreement and the continuation of each Reinsurance Agreement after the Assumption Date. The collectibility of reinsurance under the Reinsurance Agreements shall be at the sole risk and for the account of Reinsurer at and after the Assumption Date.

     7.2. As of the Assumption Date, Reinsurer shall be substituted for and shall succeed to all of the rights and liabilities of Ceding Company under the Fremont Life-ERC Reinsurance Agreement (Universal Life) with respect to the Reinsured Business. Reinsurer shall be wholly and solely responsible for effecting such substitution under the Fremont Life-ERC Reinsurance Agreement (Universal Life) and for the continuation of the Fremont Life-ERC Reinsurance Agreement (Universal Life) after the Assumption Date. The collectibility of reinsurance under the Fremont Life-ERC Reinsurance Agreement (Universal Life) shall be at the sole risk and for the account of Reinsurer at and after the Assumption Date.


                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

     8.1. At the Effective Date, Reinsurer represents and warrants to Ceding Company as set forth in Article III of that certain Master Agreement dated as of February 26, 1996, among Americo Life, Inc., Reinsurer, Fremont General Corp. and Ceding Company (as amended or modified, the

"Master Agreement"), to extent the representations and warranties set forth in such Article III pertain to Reinsurer. Such representations and warranties, together with the schedules attached to the Master Agreement that pertain thereto, are hereby incorporated herein by this reference.

     8.2. At the Effective Date, Ceding Company represents and warrants to Reinsurer as set forth in Article II of the Master Agreement, to the extent the representations and warranties set forth in such Article II pertain to Ceding Company and the Reinsured Business. Such representations and warranties, together with the schedules attached to the Master Agreement that pertain thereto, are hereby incorporated herein by this reference.


                                   ARTICLE IX
                                   INSOLVENCY

     9.1. The provisions of this Article IX apply to this entire Agreement, including, without limitation, Article I of this Agreement. Reinsurer's obligations under this Agreement shall be without diminution and in no way be affected or diminished because of Ceding Company's insolvency. In the event of such an insolvency and the appointment of a conservator, liquidator or statutory successor of Ceding Company, the reinsurance payable by Reinsurer pursuant to this Agreement shall be payable directly to such conservator, liquidator or statutory successor immediately upon demand on the basis of claims allowed against Ceding Company by any court of competent jurisdiction or by any conservator, liquidator or statutory successor of Ceding Company having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator or statutory successor has failed to pay all or a portion of any claims. The conservator, liquidator or statutory successor shall give Reinsurer written notice of the pendency of any claims against Ceding Company with respect to the Reinsured Business within a reasonable time after the claim is filed in an insolvency proceeding. Reinsurer shall have the right, but at its own expense, to investigate the claim and interpose in the name of Ceding Company, its conservator, liquidator or statutory successor in the proceeding where the claim is to be adjudicated, any defense or defenses that Reinsurer may deem to be available to Ceding Company or its conservator, liquidator or statutory successor. The expense thus incurred by Reinsurer shall be payable, subject to court approval, out of Ceding Company's estate as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit that may accrue to Ceding Company in conservation or liquidation solely as a result of the defense undertaken by Reinsurer.

                                    ARTICLE X
             RECORDS AND ACCOUNTING; COMMUNICATION TO POLICYHOLDERS;
                           ANNUAL FINANCIAL STATEMENTS

     10.1. As soon as practicable after the Effective Date, Ceding Company shall transfer, convey, assign and deliver title and possession to Reinsurer of all files, books and records related to the Reinsured Business. The parties recognize that from time to time hereunder, each party will need access to certain books and records in the custody of the other party for, without limitation, financial reporting and tax return preparation purposes and that, upon the reasonable request of a party, each party shall give to the requesting party and its actuaries, agents, attorneys and accountants as promptly as reasonably possible reasonable access to such books and records as the requesting party may require for the stated purposes (including the right to make copies).

     10.2. Ceding Company shall deliver to Reinsurer as promptly as practicable after the Effective Date a complete listing of all policies in force relating to the Reinsured Business as of the Effective Date.

     10.3. After the Effective Date, Reinsurer can communicate with the policyholders comprising the Reinsured Business in the ordinary course of business without the consent of Ceding Company.

     10.4. Reinsurer agrees that, from the Effective Date until each Assumption Date, Reinsurer will afford to Ceding Company such access upon reasonable notice and during normal business hours to all of the books and records of Reinsurer relating to the Nonassumed Business as Ceding Company may reasonably request.

     10.5. (a) Until all Reinsured Business has been assumed by Reinsurer hereunder, Reinsurer shall, as soon as they are available, but in any event not later than 90 days after the end of such accounting year, provide Ceding Company with Reinsurer's annual convention statements for the accounting year most recently ended. In addition not later than 180 days after the end of each accounting year Reinsurer will provide Ceding Company its audited financial statements for the accounting year most recently ended, or in the event Reinsurer does not have audited separate company financial statements, the financial statements of Reinsurer for the accounting year most recently ended certified by the chief financial officer of Reinsurer, that the financial information contained in the foregoing annual convention statements and audited financial statements fairly presents the assets, liabilities, financial condition and results of operations of Reinsurer as of the dates thereof and for the periods covered thereby in conformity with statutory accounting practices as prescribed by Texas insurance regulatory authorities, except as stated therein or in the notes thereto.

           (b) Upon delivery to Ceding Company, such financial statements shall constitute Statutory Statements for all purposes of this Agreement, including but not limited to Section 8.1.

     10.6. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or where incurred, in favor of or against either Ceding Company or Reinsurer with respect to this Agreement are deemed to be mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.


                                   ARTICLE XI
                                    CONSENTS

     11.01. Prior to each Assumption Date hereunder, Reinsurer shall use its best efforts to obtain at the earliest practicable date all consents, approvals and other authorizations required to be obtained by it for the consummation of the transactions contemplated hereby including, without limitation, any consents or approvals that might be required to be obtained from insurance regulatory authorities with respect to this Agreement and the transactions contemplated hereby, except that Ceding Company shall be responsible for obtaining any approvals from the California Department of Insurance with respect to its obligations under this Agreement. Ceding Company shall provide such information and documents and otherwise cooperate as Reinsurer may reasonably request in obtaining such consents, approvals or other authorizations.


                                   ARTICLE XII
                           TERMINATION AND ABANDONMENT

     12.1. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned prior to the first Assumption Date by mutual written consent of Reinsurer and Ceding Company.

     12.2. After the first Assumption Date:

           (a) This Agreement may not be terminated with respect to any Assumed Business, it being the intention of the parties to effect a complete novation from Ceding Company to Reinsurer in respect of every policy and contract included in the Assumed Business as of the relevant Assumption Date.

           (b) This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned as to any Nonassumed Business prior to any subsequent Assumption Date by mutual written consent of Reinsurer and Ceding Company. In the event of such termination, the coinsurance of such Nonassumed Business shall terminate and such Nonassumed Business shall be recaptured by Ceding Company. On the effective date of termination, Reinsurer shall transfer, convey, assign and deliver to Ceding Company assets satisfactory to Ceding Company in an amount equal to the Net Amount, as such Net Amount would be calculated with respect to the recaptured Nonassumed Business under Section 2.1(a) hereof.


                                  ARTICLE XIII
                                   ARBITRATION

     13.1. (a) In the event of any difference arising hereafter between the contracting parties with reference to any transaction under this Agreement, the same shall be referred to three arbitrators who must be executive officers of life insurance or life reinsurance companies other than the two parties to this Agreement or their affiliates, each of the parties to appoint one of the arbitrators and such two arbitrators to select the third. If either party refuses or neglects to appoint an arbitrator within 30 days after receipt of the written request for arbitration, the initiating party may appoint a second arbitrator.

           (b) If the two arbitrators fail to agree on the selection of a third arbitrator within 30 days of their appointment, each of them shall name three individuals, of whom the other shall decline two, and the decision shall be made by drawing lots.

           (c) The arbitrators shall consider this Agreement not merely as a legal document but also as a gentlemen's agreement. They shall decide by a majority vote of the arbitrators. There shall be no appeal from their written decision, except as permitted by applicable law.

           (d) Each party shall bear the expense of its own arbitration, including its arbitrator and outside attorney fees, and shall jointly and equally bear with the other party the expense of the third arbitrator. Any remaining costs of the arbitration proceedings shall be apportioned by the three arbitrators.

           (e) The arbitration proceedings shall be conducted in accordance with the rules of the American Arbitration Association except that the parties shall be entitled to take discovery as provided under Federal Rules of Civil Procedure Nos. 28 through 36 during a period of 60 days after the final arbitrator is appointed and the arbitrators shall have the power to issue subpoenas, compel discovery, award sanctions, and grant injunctive relief. The arbitrators shall be entitled to retain a lawyer to advise them as to legal matters, but such lawyer shall have none of the relationships to either of the parties that are proscribed above for arbitrators. The arbitration hearings shall commence no sooner than 90 days after the date the final arbitrator is appointed and not later than 120 days after such date. The arbitration hearing shall be conducted during normal working hours on business days without interruption or adjournment of more than two days at any one time or six days in the aggregate. The arbitrators shall deliver to the parties their decision in writing within 10 days after the conclusion of the arbitration hearing.

           (f) Any arbitration instituted pursuant to this section shall be held in Kansas City, Missouri, or such other place that is mutually agreeable to the parties, with the precise location being as agreed upon by the parties or, absent such agreement, at a location designated by the American Arbitration Association resident manager in Kansas City, Missouri.

           (g) Notwithstanding any other provision of this Section, nothing contained in this Agreement shall require arbitration of any issue for which injunctive relief is properly sought by either party to this Agreement.

           (h) Notwithstanding any other provision of this Article XIII, if Reinsurer seeks, consents to, or acquiesces in the appointment of or otherwise becomes subject to any trustee, receiver, liquidator or conservator (including any state insurance regulatory agency acting in such a capacity), Ceding Company shall not be obligated to resolve any claim, dispute or cause of action under this Agreement by arbitration and may elect to bring any action with respect to such claim, dispute or cause of action in any court of competent jurisdiction.


                                   ARTICLE XIV
                                 INDEMNIFICATION

     14.1. Reinsurer shall indemnify, defend, save and hold Ceding Company harmless from and against any and all damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees, costs of investigation and other costs and expenses incident to any suit, action or proceeding) (together, "Losses") incurred or sustained by Ceding Company that arise out of or result from any breach of any agreement to be performed by Reinsurer under this Agreement (regardless of when such agreements are to be performed). Additionally, Reinsurer shall indemnify, defend, save and hold Ceding Company harmless from and against any Losses that Ceding Company may incur with respect to the Reinsured Business after the Effective Date, including, without limitation, Losses arising in the ordinary course of business in the Reinsured Business under any contractual or other obligation ceded to or accepted by Reinsurer pursuant to this Agreement or arising out of Reinsurer's conduct with regard to the Reinsured Business, including punitive damages as a result of such conduct, but excluding any Losses related to matters described in Section 9.1 of the Master Agreement.

     14.2. Ceding Company shall indemnify, defend, save and hold Reinsurer harmless from and against any and all Losses incurred or sustained by Reinsurer that arise out of or result from any breach of any agreement to be performed by Ceding Company under this Agreement (regardless of when such agreements are to be performed).

     14.3. Promptly after service of notice of any claim or of process by any third person in any matter in respect of which indemnity may be sought from the other party pursuant to this Agreement, the party so served shall notify the indemnifying party of the receipt thereof. The indemnifying party shall have the right to participate in or assume, each at its own expense, the defense of any such claim or process or settlement thereof. After notice from the indemnifying party of its election to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expense in connection with such defense. Such defense shall be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures) and the indemnified party shall be advised promptly of all developments.

     Notwithstanding the foregoing, with respect to any matter that is the subject of any such claim and as to which the indemnified party fails to give the other party such notice as aforesaid, and such failure adversely affects the ability of the indemnifying party to defend such claim or materially increases the amount of indemnification that the indemnifying party is obligated to pay under this Agreement, the amount of indemnification that the indemnified party shall be entitled to receive shall be reduced to an amount that the indemnified party would have been entitled to receive had such notice been timely given. No settlement of any such claim as to which the indemnifying party has not elected to assume the defense thereof shall be made without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

                                   ARTICLE XV
                            MISCELLANEOUS PROVISIONS

     15.2. Reinsurer and Ceding Company, by mutual consent, may amend, modify or supplement this Agreement only by an instrument in writing signed on behalf of each of the parties hereto.

     15.3. Each party to this Agreement may, by written notice to the other party specifically referring to this Agreement and to the provision being waived, and only by such written notice, (a) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document delivered pursuant to this Agreement and (b) waive compliance with any of the covenants or any of the obligations of any other party. The waiver by any party hereto to a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     15.4. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered by hand or mailed, certified or registered mail with postage prepaid:

     (a)     If to Ceding Company, to:

               Fremont Life Insurance Company
               Attn:  Robert C. Pfeil, Jr.
               790 The City Drive South, Suite 210
               Orange, California 92668
               FAX:  (310) 315-5593
          with a copy to:

               Fremont General Corp.
               Attn:  Alan W. Faigin, Esq.
               2020 Santa Monica Boulevard
               Santa Monica, California  90404
               FAX:  (310) 315-5593

     (b)     If to Reinsurer, to:

               Great Southern Life Insurance Company
               Attn:  Mr. Gary L. Muller
               300 West 11th Street
               Kansas City, Missouri 64105
               FAX:  (816) 391-2018

          with a copy to:

               Thomas M. Higgins, III, Esq.
               Lathrop & Gage L.C.
               2345 Grand Boulevard
               Kansas City, MO 64108
               FAX:  (816) 292-2001

or to such other person or address as either party shall furnish the other party in writing.

     15.5. Whether or not the transfer is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     15.6. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The obligations of Reinsurer hereunder may not be assigned without the prior written consent of Ceding Company.

     15.7. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive laws (excluding provisions relating to choice of law) of the State of Missouri.

     15.8. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15.9. This Agreement, including the Schedules and Exhibits attached hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     15.10. Nothing in this Agreement is intended for the benefit of any persons other than the parties hereto, their successors and assigns and, if the transactions contemplated under this Agreement are consummated, the holders and beneficiaries under the policies which constitute the Reinsured Business.

     15.11. Should Ceding Company fail to cede reinsurance that otherwise would have been ceded in accordance with the provisions of this Agreement, or should either Ceding Company or Reinsurer fail to comply with any of the other terms of this Agreement, and if this is shown to be unintentional and the result of a misunderstanding, oversight, or clerical error on the part of either, then this Agreement shall not be deemed abrogated thereby, but both parties shall be restored to the position they would have occupied had no such oversight, misunderstanding, or clerical error occurred.

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

     THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES.

CEDING COMPANY:                    FREMONT LIFE INSURANCE COMPANY
                                    By ____________________________________
                                       Name _______________________________
                                       Title ______________________________

REINSURER:                         GREAT SOUTHERN LIFE INSURANCE
                                   COMPANY
                                    By ____________________________________
                                       Name _______________________________
                                       Title ______________________________

                                   SCHEDULE A

                               REINSURED BUSINESS

     The Reinsured Business includes all liabilities associated with all life insurance policies issued or assumed by Fremont Life in force on December 31, 1995 (with respect to universal life policies), or issued by Fremont Life to become effective on or after such date, including all riders and contracts of reinsurance; provided, the Reinsured Business shall not include Fremont Life's block of mortgage term insurance business commonly referred to as Financial Services or AMPAC or the universal life policies of Fremont Life described on the attached list.

                                   SCHEDULE B

                            THE ASSUMPTION CERTIFICATE

                                   SCHEDULE C

                               NOTICE OF TRANSFER


DANIEL E. LUNGREN
Attorney General

State of California
Department of Justice

[seal]

300 South Spring Street, Suite 5212
Los Angeles, CA  90013
(213) 297-2000

TELEPHONE NO.:  (213) 897-2635
FACSIMILE NO.:  (213) 897-4951

May 2, 1996

James L. Anderson, President
Fremont Life Insurance Company
P.O. Box 14172
790 The City Drive South (92668)
Orange, CA 92613-1572

RE: Investigation of The Advertising and Business Practices Related to Sales of Living Trusts and Annuities by Alliance for Mature Americans, S. Fred Adams, Victoria Adams, Herbert Rhodes, Carolyn Gordon Sosa, Catherine Satek, Kevin J. Hopper, NALICO, Fremont Life Insurance Company, USG Annuity & Life Company, Equitable Life Insurance Company of Iowa, and others

Dear Mr. Anderson:

     The California Attorney General's Office and the State Bar of California have investigated the advertising and business practices the above parties have used in connection with their sale of living trusts and policies of annuities. We believe that the above parties have assisted each other and have acted in concert with each other and/or as agents of each other to violate Business and Professions Code sections 6125, 17500 et seq. and 17200 et seq. These Business and Professions Code sections prohibit the unauthorized practice of law, the use of untrue or misleading statements in the solicitation of business, and the use of unfair, unlawful or fraudulent business acts or practices.

     In summary, the Alliance for Mature Americans and its representatives (AMA) counsel and advise senior citizens to purchase living trusts, pour-over wills and other estate planning services from AMA. AMA uses a variety of untrue and misleading statements and unfair, unlawful or fraudulent acts to gain entrance to the seniors' homes, to gain their trust and confidence, and to sell the living trusts and related services. Several of the above parties associated with AMA are licensed to practice law. Neither AMA, nor the representatives who counsel and advise seniors on the purchase of AMA's trusts and wills, however, are licensed to practice law.

     AMA's representatives are also agents of NALICO, Fremont Life Insurance Company, USG Annuity & Life Company, and/or Equitable Life Insurance Company of Iowa (collectively, these insurance companies and their agents may be referred to as "the

James L. Anderson, President
May 2, 1996
Page 2

insurance companies"). AMA and the insurance companies use their fiduciary relationship, the confidential financial information obtained during the sale of the estate planning services, and the pretext of executing or reviewing the living trust documents to sell annuities. AMA and the insurance companies use a number of misrepresentations and unfair, unlawful or fraudulent acts to sell the annuities, including misrepresentations regarding the advantages of annuities and the disadvantages of other types of investments.

     Despite the fiduciary relationship AMA has with its clients, AMA induces its clients to sign numerous documents that purport to limit their rights and relieve AMA of liability. AMA and/or the insurance companies also use various unscrupulous means to induce seniors not to cancel the transactions We think the above practices are especially insidious because they are aimed at senior citizens.

     It is the current intent of the Attorney General and the State Bar of California to file a civil complaint against the above parties alleging violations of the Business and Professions Code sections identified above and seek an injunction, civil penalties, restitution and other equitable relief.

     We have scheduled a meeting for 10:00 a.m. on May 17, 1996, at the Attorney General's Office, 300 South Spring St., 5th Floor, Los Angeles, California to afford you an opportunity to discuss this matter before a final determination has been made. Please let Margaret Reiter know by May 10, 1996, if you would like to attend. You may reach Margaret Reiter at the telephone number listed above.

Sincerely,

DANIEL E. LUNGREN
Attorney General

MARGARET REITER
Deputy Attorney General

MARK TORRES-GIL
Assistant General Counsel
The State Bar of California

Employers Reassurance Corporation
5200 Metcalf
P.O. Box 2981
Overland Park, Kansas 66201-1381
(913) 676-5950 Facsimile (913) 676-5221

A. General Electric Capital Services Company

                                  AMENDMENT NO. 1

The Automatic Coinsurance Universal Life Reinsurance Agreement of December 31, 1995, between EMPLOYERS REASSURANCE CORPORATION of Overland Park, Kansas and FREMONT LIFE INSURANCE COMPANY of Orange, California, is hereby amended as follows:

Effective December 31, 1995:

A. Item 4 is deleted from the Schedule and the following Item 4 is substituted therefor:

     4.     Transfer date:  The closing date agreed to by the Reinsured and the Retrocessionaire.

B. Item 10 is deleted from the Schedule and the following Item 10 is substituted therefor:

     10.    Expense allowance: As respects each calendar quarter after the transfer date, the sum of the following:

                         (i) $15.75 per policy in force at beginning of the quarter;

                         (ii) The premium taxes paid by the Reinsured on the policies' insurance premium collected during the quarter.

C. The following exclusion is added to this agreement as the second paragraph of Article 1:

     This agreement does not apply to the insurance contracts described in Attachment One to this amendment.

D. The Insolvency Clause is deleted and the Insolvency Clause attached to this amendment is substituted therefor.

E. Exhibit A is deleted and the Exhibit A-1 attached to this amendment is substituted therefor.

F.     The following provision is added to Exhibit A-1:

     The guidelines contained in this exhibit shall not be construed to constituted a guarantee by the Reinsured of the future performance of the business ceded under this agreement.

G.     The following provision is added to Exhibit B:

          When credited interest rates are outside the defined working ranges of target rates and a disagreement exists between the Corporation and the Reinsured regarding whether, and how, such credited interest rates should be adjusted, the decision of the Reinsured shall prevail.

          In all other respects not inconsistent herewith, said agreement shall remain unchanged.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate.

     FREMONT LIFE INSURANCE                    EMPLOYERS REASSURANCE
          COMPANY                                   CORPORATION

By: /s/                                        By: /s/

Title:  Assistant Treasurer                    Title:  Vice-President

Date: June 17, 1996                            Date:  June 14, 1996

By:   /s/                                      By:   /s/

Title: Secretary and General Counsel           Title: Assistant Gen. Counsel

Date: June 17, 1996                            Date: June 14, 1996

                                INSOLVENCY CLAUSE

     The portion of any risk or obligation assumed by the reinsurer, when such portion is ascertained, shall be payable on demand of the ceding insurer at the same time as the ceding insurer shall pay its net retained portion of such risk or obligation, with reasonable provision for verification before payment, and the reinsurance shall be payable by the reinsurer, on the basis of the liability of the ceding insurer under the contract or contracts reinsured without diminution because of the insolvency of the ceding insurer. In the event of insolvency and the appointment of a conservator, liquidator or statutory successor of the ceding company, such portion shall be payable to such conservator, liquidator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent company by any court of competent jurisdiction or by any conservator, liquidator, or statutory successor of the company having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator or statutory successor has failed to pay all or a portion of any claims. Payments by the reinsurer as above set forth shall be made directly to the ceding insurer or to its conservator, liquidator or statutory successor, except where the contract of insurance or reinsurance specifically provides another payee of such reinsurance in the event of the insolvency of the ceding insurer.

     The conservator, liquidator or statutory successor of a ceding insurer shall give written notice of the pendency of a claim against the ceding insurer indicating the policy or bond reinsured, within a reasonable time after such claim is filed and the reinsurer may interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the ceding company or its conservator, liquidator or statutory successor. The expense thus incurred by the reinsurer shall be payable subject to court approval out of the estate of the insolvent ceding insurer as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to the ceding insurer in conservation or liquidation, solely as a result of the defense undertaken by the reinsurer.

     The original insured or policyholder shall not have any rights against the reinsurer which are not specifically set forth in the contract of reinsurance, or in a specific agreement between the reinsurer and the original insured or policyholder.

                                  EXHIBIT A-1

AMERICO LIFE, INC.
INVESTMENT OBJECTIVES, STRATEGIES & GUIDELINES
FOR THE FREMONT LIFE INSURANCE BLOCK
FEBRUARY 29, 1996

INVESTMENT OBJECTIVES

The primary objectives are:

1.     Preservation of principal (capital).

2. Maximize the potential value of the portfolio with a focus on maintaining and increasing future investment income streams-

                              INVESTMENT CONSTRAINTS

1. Conservative and stable investment philosophy with primary emphasis on balancing credit and interest rate risk.

2. Focus on well-structured securities (non-callable corporates CMO's with stable average lives, current or discount coupon pass-throughs) to reduce reinvestment risk and improve price performance. Investment in high risk or volatile derivative securities (e.g. inverse floaters) are not considered part of the overall investment strategy.

3. Investments are made with the intent of being held long term. The portfolio will not be actively/aggressively managed based on anticipated interest rate and/or spread changes. Any restructuring of the portfolio will be performed in conjunction with the overall asset/liability management process.

4. The portfolio will be structured with the goal of matching the assets with the expected liability cash flows. The structure of the assets will be regularly monitored considering interest rate and expected prepayment rate changes. Asset/liability studies are completed at least annually, or more frequently if warranted. The results of these studies play an integral role in the durational aspects of securities purchased.

5. Maintain a high quality/liquid investment portfolio to satisfy both existing and prospective cash flow needs.

                       INVESTMENT GUIDELINES AND LIMITATIONS

The following guidelines will be utilized in developing and managing the portfolio:

1)     Maturity Structure:

The targeted average life for the portfolio is a range of 6-13 years.
The maturity distribution of the portfolio will be a function of expected liability cash flows, and the term structure of interest rates.

2)     Sector Allocation:

                                                       Target
                                        Expected       Percentage
     Sector                              Range         Allocation

     U.S. Governments:                    0-25%         .-%
     Corporate Bonds:                     45-85         55
     Asset-Backed Securities (ABS):       5-20          20
     Mortgage-Backed Securities (MBS):    15-45         25

     Total                                              100

3)     Ratings Guidelines:

     a)     Corporate Bonds:

                                                       Target
                                        Expected       Percentage
     Rating Category                    Range          of Corporates

     AAA & AA                           5-15 %         10%
     A                                  40-75          65
     BBB                                15-25          25
                                                       100%

For any corporate bonds rated both Baa-3/BBB- by Moody's and Standard & Poor's respectively, Employer's Re will be notified prior to their purchase.
Subsequent to the transaction, written approval will be obtained from Employer's Re for all Baa-3/BBB- bonds acquired.

b)     Mortgage-Backed Securities:

MBS holdings will generally involve government agency, government sponsored agency (FNMA and FHLMC, or AAA rated collateral. No more than 20% of the total portfolio will be backed by non-agency collateral.

c)     Below Investment Grade Securities (BIG):

BIG bonds are not considered part of the overall investment strategy. However, any bond purchased as an investment grade security which is subsequently downgraded to a BIG rating will be reevaluated at that time. If the risk of default is considered low, the bond may be retained. Any BIG bonds retained will be regularly monitored and reevaluated. The total amount of BIG bonds to be retained cannot exceed 5% of total investments.

d)     Asset-Backed Securities:

ABS investments should be rated AA or AAA by one of the major rating agencies. No more than 20% of ABS holdings can be rated AA.

                              Expected               Target
                              Range               Allocation

     AAA                      80-100 %               100%
     AA                       0-20                    -

4)     Holding limitations:

     a)     Industry Concentration:

          Corporate bond holdings are limited to no more than 20% in any one industry.

     b)     Company Concentration:

     The maximum amount to be invested in any one company or organization is as follows:

                                                  Maximum Amount
                                                  Invested
                              Rating Category     (In Millions)

                                   AAA               $15
                                   AA                 15
                                   A                  12
                                   BBB                8

     c)     Individual MBS Concentration:

The maximum amount to be invested in any one agency collateral security is $25 million. For a non-agency collateral security, the maximum amount is $10 million (rated AAA).

     d)     Individual ABS Concentration:

          The maximum amount to be invested in any one ABS security is as follows:

                                                  Maximum Amount
                                                  Invested
               Rating Category                    (In Millions)

                    AAA                             $l0
                    AA                              5

5) Any security which is outside the scope of these guidelines can be invested in, if mutually agreed upon by both organizations.

ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement (the "Agreement") is dated this ___ day of July, 1996, by and between FREMONT LIFE INSURANCE COMPANY, a California corporation ("Assignor"), and GREAT SOUTHERN LIFE INSURANCE COMPANY, a Texas corporation ("Assignee").

     WHEREAS, Assignor and Assignee are parties to a Master Agreement (herein as amended, supplemented or otherwise modified, the "Master Agreement") dated as of February 26, 1996, among Assignor, Assignee, Americo Life, Inc. (Assignee's ultimate parent) and Fremont General Corp. (Assignor's parent), pursuant to which Assignor agreed to cede certain insurance business to Assignee; and

     WHEREAS, pursuant to Section 5.1 of the Master Agreement, Assignor agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, certain of Assignor's rights and obligations under the contracts with insurance agents listed on the attached Schedule A (the "Agent Contracts"); and

     WHEREAS, accordingly, Assignor desires to assign, and Assignee desires to assume, certain of Assignor's rights and obligations under the Agent Contracts, on the terms stated herein;

     NOW, THEREFORE, in accordance with the terms of the Master Agreement and in consideration of the mutual agreements contained herein and in the Master Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

     1. ASSIGNMENT OF AGENT CONTRACTS. Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's rights and interest in, to and under the Agent Contracts effective from and after the date hereof to the extent such rights relate to the Reinsured Business (as defined in the Master Agreement) and the period after the date hereof.

     2. ASSUMPTION OF LIABILITIES. Assignee hereby assumes and agrees to pay or perform when due all obligations of Assignor under the Agent Contracts to the extent such obligations relate to the Reinsured Business and the period after the date hereof.

     3. MISCELLANEOUS. Each party to this Agreement shall execute and deliver such instruments, documents and other written information and take such other actions as the other party may reasonably require to carry out the intent of this Agreement. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with Missouri law, excluding choice of law provisions.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement as of the date first above written.


                                        FREMONT LIFE INSURANCE COMPANY

                                        By ___________________________________
                                           Name ______________________________
                                           Title _____________________________

                                        GREAT SOUTHERN LIFE INSURANCE
                                        COMPANY

                                        By ___________________________________
                                           Name ______________________________
                                           Title _____________________________

                                   SCHEDULE A

                                 Agent Contracts

Securplan Plus Agency Marketing Agreement dated January 1, 1993 and Addendum thereto dated April 19, 1994 between Fremont Life (then known as Commercial Bankers Life Insurance Company) and Brokers International, Ltd.









































                                       -3-
FIRST AMENDMENT TO MASTER AGREEMENT

     This First Amendment to Master Agreement (the "Amendment") is made as of the ___ day of July, 1996, by and among FREMONT LIFE INSURANCE COMPANY, a California corporation ("Fremont Life"), FREMONT GENERAL CORP., a California corporation ("Fremont General"), AMERICO LIFE, INC., a Missouri corporation ("ALI"), and GREAT SOUTHERN LIFE INSURANCE COMPANY, a Texas corporation ("Great Southern"). Fremont General and Fremont Life are hereinafter referred to collectively as "Fremont." ALI and Great Southern are hereinafter referred to collectively as "Americo."

     WHEREAS, Fremont and Americo are parties to that certain Master Agreement dated as of February 26, 1996 (the "Master Agreement"); and

     WHEREAS, the parties hereto wish to amend the Master Agreement in the manner provided herein;

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained in this Amendment, and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Master Agreement.

     2. SUPPLEMENTAL FINANCIAL STATEMENTS. Subsection (a) of Section 4.5 of the Master Agreement is amended to read as follows:
   [Para. 4.5(a)]

          (a) Promptly after December 31, 1995, Fremont shall deliver to Americo true and correct copies of the December 31, 1995 convention statements of Fremont Indemnity Company (a wholly owned subsidiary of Fremont General) and Fremont Life. Such statements shall thenceforth be considered part of the "Fremont Convention Statements" and "Fremont Statutory Statements" as defined in Section 2.5(b). At the time Fremont General files its annual report on Form 10-K for December 31, 1995, with the Securities and Exchange Commission (the "SEC"), Fremont General shall send such report to Americo. The financial statements in such report shall be considered part of the "Fremont GAAP Statements," as defined in
      Section 2.5(a). At the time Fremont General files its quarterly report on Form 10-Q for March 31, 1996, with the SEC, Fremont General shall send such report to Americo. The financial statements in such reports shall be considered part of the "Fremont GAAP Statements," as defined in Section 2.5(a).

     3. ERC AGREEMENTS. Sections 7.5 and 8.5 of the Master Agreement are amended to read as follows, respectively:
   [Para. 7.5]

          7.5. ERC AGREEMENTS. ERC shall have entered into the Fremont Life-ERC Reinsurance Agreement (Universal Life) and the Fremont Life-ERC Reinsurance Agreement (Annuities) with Fremont Life substantially in the forms attached hereto as Exhibits H and I, respectively. Great Southern and ERC shall have entered into the Retrocession Agreement. ERC shall have amended the Investment Management Agreement with ALI dated as of October 2, 1995. ERC, Great Southern and Commerce Bank of Kansas City, N.A. shall have entered into an escrow agreement acceptable to Great Southern.
   [Para. 8.5]
          8.5. ERC AGREEMENTS. Fremont Life and ERC shall have entered into the Fremont Life-ERC Reinsurance Agreement (Universal Life) substantially in the form attached hereto as Exhibit H. Fremont Life shall have transferred to ERC the amount of assets provided for in Article VII of the Fremont Life-ERC Reinsurance Agreement (Universal Life). ERC shall have entered into the Fremont Life-ERC Reinsurance Agreement (Annuities) with Fremont Life substantially in the form attached hereto as Exhibit I. Fremont Life shall have transferred to ERC the amount of assets provided for in Article VII of the Fremont Life-ERC Reinsurance Agreement (Annuities). ERC shall have entered into the Retrocession Agreement with Great Southern. ERC shall have amended the Investment Management Agreement with ALI dated as of October 2, 1995. ERC, Great Southern and Commerce Bank of Kansas City, N.A. shall have entered into an escrow agreement acceptable to Great Southern.

     4. INDEMNIFICATION BY FREMONT. Section 9.1 of the Master Agreement is amended by adding the following new subsection (d) after the existing subsections (a), (b) and (c) (which are revised to read as shown below):
     [Para. 9.1]
          (a) any breach of, or failure by Fremont General or Fremont Life to perform, any of their representations, warranties or agreements in this Agreement, the Transaction Documents, the Fremont Life-ERC Reinsurance Agreement (Universal Life) or the Fremont Life-ERC Reinsurance Agreement (Annuities) or in any schedule, certificate, exhibit or other instrument furnished by either of them under this Agreement;

          (b) any claim paid subsequent to December 31, 1995 (with respect to universal life policies), and January 1, 1996 (with respect to annuities and other insurance business or otherwise), but incurred prior to December 31, 1995, or January 1, 1996, whichever is appropriate, for which the reserve established and disclosed on Schedule 2.10(c) is not adequate;

          (c) (i) the acts or omissions to act by any agent of Fremont (for purposes of this provision (i), "agent" shall mean insurance agents or brokers under any applicable law or regulation and any other party involved in the selling of the policies included in the Reinsured Business), or (ii) any obligations of Fremont under any contract between Fremont Life or Fremont General and their respective agents or former agents, including obligations arising before the Closing under the contracts with Agents described in Article V; and

           (d) the acts or omissions to act by Fremont Life or any if its directors, officers, employees (except, with respect to any employee, to the extent such employee's acts or omissions were at ALI's or Great Southern's direction) or agents prior to the Closing not otherwise covered by the foregoing subsections (a), (b) and (c); provided, Fremont General shall have no indemnification obligations under this subsection (d).

     In addition, the first full paragraph following the foregoing new subsection (d) is amended to read as follows:

          Americo shall be entitled to indemnification under subsections (a) or
     (c) above only if the amount of damages with respect to such indemnifiable amounts individually or in the aggregate exceeds $25,000, in which event the indemnity provided for in Section 9.1 hereof shall be effective with respect to the entire amount of such damages.

     5. 1996 ANNUITY POLICIES. Section 9.4 of the Master Agreement is amended to read as follows:
   [Para. 9.4]
           9.4.     1996  ANNUITY  POLICIES.      Fremont  Life  will  continue
      to accept applications for new annuity business until December 31, 1996, and will reinsure such business to ERC pursuant to the terms of the Fremont Life-ERC Reinsurance Agreement (Annuities) and to Great Southern under the terms of the Assumption Reinsurance Agreement (Annuities); provided, such additional annuity business shall be on policy forms of Fremont Life existing as of the Closing.

     6. POST-CLOSING CEDING COMMISSION ADJUSTMENT. Section 9.6 of the Master Agreement is deleted in its entirety.
   [Para. 9.6]
          7. INDEMNIFICATION BY AMERICO. The following new subsection (c) is added after subsections (a) and (b) of Section 10.1 of the Master
     Agreement:
   [Para. 10.1]
          (c) the acts or omissions to act by ALI or Great Southern or any of their respective directors, officers, employees or agents after January 1, 1996, and the acts or omissions by any employee of Fremont Life during the period from January 1, 1996, through the Closing, to the extent such acts or omissions were directed by ALI or Great Southern.

     In addition, the first full paragraph following the foregoing new subsection (c) of Section 10.1 of the Master Agreement is amended to read as follows:

          Fremont shall be entitled to indemnification hereunder only if the amount of damages with respect to such indemnifiable amounts individually or in the aggregate exceeds $25,000, in which event the indemnity provided for in Section 10.1 hereof shall be effective with respect to the entire amount of such damages.

     8. REFUNDS TO ANNUITANTS. The following new Sections 10.5 and 10.6 are added to the Master Agreement:
   [Para. 10.5]
          10.5. REFUND TO ANNUITANTS. Following the Closing and with respect to any annuity issued prior to January 1, 1996, included in the Reinsured Business:

          (a) If, prior to the assumption of such annuity by Great Southern, Fremont Life and/or ERC become subject to a judicial, governmental or agency order to return to the annuitant all or any portion of the account value respecting such annuity, then ERC shall remit to Fremont Life, upon demand, the amount described in subsection (c) below for the purpose of making such refund to the annuitant.

          (b) If, following the assumption of such annuity by Great Southern, Fremont Life, Great Southern and/or ERC become subject to a judicial, governmental or agency order to return to the annuitant all or any portion of the account value respecting such annuity, then Great Southern or ERC, as the case may be (depending upon which party has the assets for such annuity), shall remit to Fremont Life, upon demand, the amount described in subsection (c) below for the purpose of making such refund to the annuitant.

          (c) The amount to be remitted under the foregoing subsections (a) and (b) shall be equal to the amount of statutory reserves for such annuity as of the date of remittance, less a pro rata portion of the ceding commission (calculated as described in subsection (d) below).

          (d) For purposes of the foregoing subsection (c), the "pro rata portion of the ceding commission" shall be calculated by multiplying $14,000,000 by the amount of the statutory reserves for such annuity, as of January 1, 1996, and dividing such product by the total statutory reserves for all the annuities, also as of January 1, 1996); provided, the aggregate "pro rata portion of the ceding commission" for all annuity refunds shall not exceed the amount set forth below opposite the particular 12-month period in which Great Southern, Fremont Life or ERC, as the case may be, first became subject to a judicial, governmental or agency order respecting any such refund:

                                      Maximum Aggregate "Pro Rata
          12-Month Period             Portion of the Ceding Commission"

          1st 12-month period                       $7,500,000
          2nd 12-month period                        6,750,000
          3rd 12-month period                        6,000,000
          4th 12-month period                        5,250,000
          5th 12-month period                        4,500,000
          6th 12-month period                        3,750,000
          7th 12-month period                        3,000,000

          8th 12-month period                         2,250,000
          9th 12-month period                         1,500,000
          10th 12-month period                          750,000
          11th 12-month period and after                      0

          (e) In connection with any payment to Fremont Life by ERC or Great Southern under subsections (a) or (b) above, Fremont Life shall (A) assume (and release ERC and Great Southern with respect to) any and all responsibility concerning such annuity, and (B) indemnify and defend ERC and Great Southern from and against any claims concerning such annuity. Following any such payment, Fremont Life shall make the appropriate refund to the annuitant.

   [Para. 10.6]
          10.6. REFUND TO ANNUITANTS. Following the Closing and with respect to any annuity issued after January 1, 1996, included in the Reinsured Business:

          (a) If, prior to the assumption of such annuity by Great Southern, Fremont Life becomes subject to a judicial, governmental or agency order to return to the annuitant all or any portion of the account value respecting such annuity, then ERC shall remit to Fremont Life, upon demand, the amount described in subsection (c) below for the purpose of making such refund to the annuitant.

          (b) If, following the assumption of such annuity by Great Southern, Fremont Life becomes subject to a judicial, governmental or agency order to return to the annuitant all or any portion of the account value respecting such annuity, then Great Southern or ERC, as the case may be (depending upon which party has the assets for such annuity), shall remit to Fremont Life, upon demand, the amount described in subsection (c) below for the purpose of making such refund to the annuitant.

         (c) The amount to be remitted under the foregoing subsections (a) and (b) shall be equal to the appropriate refund to be made to the annuitant.

          (d) In connection with any payment to Fremont Life by ERC or Great Southern under subsections (a) or (b) above, Fremont Life shall (A) assume (and release ERC and Great Southern with respect to) any and all responsibility concerning such annuity, and (B) indemnify and defend ERC and Great Southern from and against any claims concerning such annuity. Following any such payment, Fremont Life shall make the appropriate refund to the annuitant.

     10. REINSURED BUSINESS. Exhibit A to the Master Agreement is amended to read as set forth on the attached Exhibit A.

     11.     OTHER PROVISIONS.  All references in the Master Agreement to the

"Agreement" shall be deemed to include this Amendment and the terms contained herein. Except as amended herein, all terms and conditions of the Master Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

                                        FREMONT LIFE INSURANCE COMPANY

                                         By ________________________________
                                            Name ___________________________
                                            Title __________________________

                                        FREMONT GENERAL CORP.

                                         By ________________________________
                                            Name ___________________________
                                            Title __________________________

                                        AMERICO LIFE, INC.

                                         By ________________________________
                                            Name ___________________________
                                            Title __________________________

                                        GREAT SOUTHERN LIFE INSURANCE
                                        COMPANY

                                         By ________________________________
                                            Name ___________________________
                                            Title __________________________

                                    EXHIBIT A

                               REINSURED BUSINESS


     The Reinsured Business includes all liabilities associated with all life insurance and annuity policies issued or assumed by Fremont Life in force on December 31, 1995 (with respect to universal life policies), and on January 1, 1996 (with respect to annuities and other insurance policies), or issued by Fremont Life to become effective on or after such dates, respectively, including all riders and contracts of reinsurance; provided, the Reinsured Business shall not include Fremont Life's block of mortgage term insurance business commonly referred to as Financial Services or AMPAC or the universal life policies of Fremont Life described on the attached list.

L96-2228
EMPLOYERS REASSURANCE CORPORATION
5200 Metcalf P.O. Box 2981 - Overland Park, Kansas  66201-1381
(913) 676-5950 - Facsimile (913) 676-5221
A General Electric Capital Services Company

                                  AMENDMENT NO. 1

The Automatic Coinsurance Annuity Reinsurance Agreement of January 1, 1996, between EMPLOYERS REASSURANCE CORPORATION of Overland Park, Kansas and FREMONT LIFE INSURANCE COMPANY of Orange, California, is hereby amended as follows:

Effective January 1, 1996:

A. Item 4 is deleted from the Schedule and the following Item 4 is substituted therefor:

     4. Transfer date: The closing date agreed to by the Reinsured and the Retrocessionaire.

B. Item 8 is deleted from the Schedule and the following Item 8 is substituted therefor:

     8.     Ceding commission:          $5,000,000

C. Item 10 is deleted from the Schedule and the following Item 10 is substituted therefor:

          10.   Expense allowance: As respects each calendar quarter after the transfer date, the sum of the following:

                                   (i)    $1 per credit policy in force at
                                          beginning of the quarter;

                                   (ii)   $1O per noncredit policy in force at
                                          beginning of the quarter

                                   (iii) $40 each new policy becoming effective during the quarter;

                                   (iv)   The premium taxes paid by the
                                          Reinsured on the policies' insurance
                                          premium collected during the quarter.

D. The year "1995" specified in the definition of First Annuity Adjustment contained in Article VI is corrected to read "1996".

E.   The definition of Second Annuity Adjustment is deleted from Article VI.

F.   Item 5 is deleted from subparagraph (a) of Section B of Article XII.

G.   Item 8 is deleted from subparagraph (b) of Section B of Article XII.

L960228

H. The Insolvency Clause is deleted and the Insolvency Clause attached to this amendment is substituted therefor.

I. Exhibit A is deleted and the Exhibit A-I attached to this amendment is substituted therefor.

J.   The following provision is added to Exhibit A-1:

               The guidelines contained in this exhibit shall not be construed to constituted a guarantee by the Reinsured of the future performance of the business ceded under this agreement.

K.   The following provision is added to Exhibit B:

               When credited interest rates are outside the defined working ranges of target rates and a disagreement exists between the Corporation and the Reinsured regarding whether, and how, such credited interest rates should be adjusted, the decision of the Reinsured shall prevail.

L. Exhibit C (regarding refunds to annuitants) attached to this amendment is hereby made a part of this agreement.

     In all other respects not inconsistent herewith, said agreement shall remain unchanged.

     IN WITNESS WHEREOF, me parties hereto have caused this amendment to be executed in duplicate.

          FREMONT LIFE INSURANCE                  EMPLOYERS REASSURANCE
                 COMPANY                               CORPORATION

By:  /s/                                      By:    /s/


Title:  Assistant Treasurer                   Title: Vice President

Date:   June 17, 1996                         Date:  June 14, 1996

By:    /s/                                    By: /s/

Title:  Secretary and General Counsel         Title: Asst. Gen. Counsel

Date:   June 17, 1996                         Date:  June 14, 1996

 L96-0509


INSOLVENCY CLAUSE

The portion of any risk or obligation assumed by the reinsurer when such portion is ascertained, shall be payable on demand of the ceding insurer at the same time as the ceding insurer shall pay its net retained portion of such risk or obligation, with reasonable provision for verification before payment, and the reinsurance shall be payable by the reinsurer, on the basis of the liability of the ceding insurer under the contract or contracts reinsured without diminution because of the insolvency of the ceding insurer. In the event of insolvency and the appointment of a conservator, liquidator or statutory successor of the ceding company, such portion shall be payable to such conservator, liquidator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent company by any court of competent jurisdiction or by any conservator, liquidator, or statutory successor of the company having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator or statutory successor has failed to pay all or a portion of any claims. Payments by the reinsurer as above set forth shall be made directly to the ceding insurer or to its conservator, liquidator or statutory successor, except where the contract of insurance or reinsurance specifically provides another payee of such reinsurance in the event of the insolvency of the ceding insurer.

The conservator, liquidator or statutory successor of a ceding insurer shall give written notice of the pendency of a claim against the ceding insurer indicating the policy or bond reinsured, within a reasonable time after such claim is filed and the reinsurer may interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the ceding company or its conservator, liquidator or statutory successor. The expense thus incurred by the reinsurer shall be payable subject to court approval out of the estate of the insolvent ceding insurer as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to the ceding insurer in conservation or liquidation, solely as a result of the defense undertaken by the reinsurer.

The original insured or policyholder shall not have any rights against the reinsurer which are not specifically set forth in the contract of reinsurance, or in a specific agreement between the reinsurer and the original insured or policyholder.

                                                                     EXHIBIT A-1


                               AMERICO LIFE, INC.
                 INVESTMENT OBJECTIVES, STRATEGIES & GUIDELINES
                     FOR THE FREMONT LIFE INSURANCE BLOCK
                               FEBRUARY 29, 1996



INVESTMENT OBJECTIVES

The primary objectives are:

1)   Preservation of principal (capital).

2) Maximize the potential value of the portfolio with a focus on maintaining and increasing future investment income streams.


INVESTMENT CONSTRAINTS

1) Conservative and stable investment philosophy with primary emphasis on balancing credit and interest rate risk.

2) Focus on well-structured securities (non-callable corporates, CMO's with stable average lives, current or discount coupon, pass-throughs) to reduce reinvestment risk and improve price performance. Investment in high risk or volatile derivative securities (e.g. inverse floaters) are not considered
     part of the overall investment strategy.

3) Investments are made with the intent of being held long term. The portfolio will not be actively/aggressively managed based on anticipated interest rate and/or spread changes. Any restructuring of the portfolio will be performed in conjunction with the overall asset/liability management process.

4) The portfolio will be structured with the goal of matching the assets with the expected liability cash flows. The structure of the assets will be regularly monitored considering interest rate and expected prepayment rate changes. Asset/liability studies are completed at least annually, or more frequently if warranted. The results of these studies play an integral role in the durational aspects of securities purchased.

5) Maintain a high quality/liquid investment portfolio to satisfy both existing and prospective cash flow needs.

INVESTMENT GUIDELINES AND LIMITATIONS

The following guidelines will be utilized in developing and managing the portfolio:

1)   Maturity Structure:

     The targeted average life for the         The maturity distribution of
     portfolio is a range of 6-13 years.       the portfolio will be a function
                                               of expected liability cash flows,
                                               and the term structure of
                                               interest rates.

2)   Sector Allocation:

                                                                Target
                                              Expected       Percentage
     Sector                                     Range         Allocation

     U.S. Governments:                           0-25 %           - %
     Corporate Bonds:                            45-85            55
     Asset-Backed Securities (ABS):              5-20             20
     Mortgage-Backed Securities (MBS):           15-45            25
                                                                -----
     Total                                                       100%


3)   Ratings Guidelines,

     a)  Corporate Bonds:


                                                               Expected
                                                Expected      Percentage
     Rating Category                            Range        of Corporates

     AAA & AA                                   5-15 %            10%
     A                                          40-75             65
     BBB                                        15-25             25
                                                                -----
                                                                 100%

     For any corporate bonds rated both Baa-3/BBB- by Moody's and Standard & Poor's respectively, Employer's Re will be notified prior to their purchase. Subsequent to the transaction, written approval will be obtained from Employer's Re for all Baa-3/BBB- bonds acquired.

     b)   Mortgage-Backed Securities:

          MBS holdings will generally involve government agency, government sponsored agency (FNMA and FHLMC), or AAA rated collateral. No more than 20% of the total portfolio will be backed by non-agency collateral.
     c)   Below Investment Grade Securities (BIG):

          BIG bonds are not considered part of the overall investment strategy. However, any bond purchased as an investment grade security which is subsequently downgraded to a BIG rating will be reevaluated at that time. If the risk of default is considered low, the bond may be retained. Any BIG bonds retained will be regularly monitored and reevaluated. The total amount of BIG bonds to be retained cannot exceed 5% of total investments.

     d)   Asset-Backed Securities:

          ABS investments should be rated AA or AAA by one of the major rating agencies. No more than 20% of ABS holdings can be rated AA.


                               Expected                 Target
                                 Range                  Allocation

                 AAA            80-100 %                  100%
                 AA              0-20                      -

4)   Holding limitations:

     a)   Industry Concentration:

          Corporate bond holdings are limited to no more than 20% in any one industry.

     b)   Company Concentration:

          The maximum amount to be invested in any one company or organization is as follows:

                                                       Maximum Amount
                                                         Invested
                        Rating Category                  (In Millions)

                             AAA                             $15
                             AA                               15
                             A                                12
                             BBB                               8

     c)   Individual MBS Concentration:

          The maximum amount to be invested in any one agency collateral security is $25 million. For a non-agency collateral security, the maximum amount is $10 million (rated AAA).

     d)   Individual ABS Concentration:

          The maximum amount to be invested in any one ABS security is as follows:

                                                             Maximum Amount
                                                                Invested
                         Rating Category                      (In Millions)

                              AAA                                  $10
                              AA                                     5

5) Any security which is outside the scope of these guidelines can be invested in, if mutually agreed upon by both organizations.

                                   EXHIBIT C
                             REFUNDS TO ANNUITANTS

     1. REFUND TO ANNUITANTS. Following the Closing and with respect to any annuity issued prior to January 1, 1996, included in the Reinsured Business:

          (a) If, prior to the assumption of such annuity by Great Southern Life Insurance Company ("Great Southern"), the Reinsured and/or the Corporation become subject to a judicial, governmental or agency order to return to the annuitant all or any portion of the account value respecting such annuity, then the Corporation shall remit to the Reinsured, upon demand, the amount described in subsection (c) below for the purpose of making such refund to the annuitant.

          (b) If, following the assumption of such annuity by Great Southern, the Reinsured, Great Southern and/or the Corporation become subject to a judicial, governmental or agency order to return to the annuitant all or any portion of the account value respecting such annuity, then Great Southern or the Corporation, as the case may be (depending upon which party has the assets for such annuity), shall remit to the Reinsured, upon demand, the amount described in subsection (c) below for the purpose of making such refund to the annuitant.

          (c) The amount to be remitted under the foregoing subsections (a) and (b) shall be equal to the amount of statutory reserves for such annuity as of the day of remittance, less a pro rata portion of the ceding commission (calculated as described in subsection (d) below).

          (d) For purposes of the foregoing subsection (c), the "pro rata portion of the ceding commission" shall be calculated by multiplying $14,000,000 by the amount of the statutory reserves for such annuity, as of January 1, 1996, and dividing such product by the total statutory reserves for all the annuities, also as of January 1, 1996); provided, the aggregate "pro rata portion of the ceding commission" for all annuity refunds shall not exceed the amount set forth below opposite the particular 12-month period in which Great Southern, the Reinsured or the Corporation, as the case may be, first became subject to a judicial, governmental or agency order respecting any such refund:

                                               Maximum Aggregate "Pro Rata
                  12-Month Period              Portion of the Ceding Commission"

                1st 12-month period                    $7,500,000
                2nd 12-month period                     6,750,000
                3rd 12-month period                     6,000,000
                4th 12-month period                     5,250,000
                5th 12-month period                     4,500,000
                6th 12-month period                     3,750,000
                7th 12-month period                     3,000,000

                8th 12-month period                     2,250,000
                9th 12-month period                     1,500,000
                10th 12-month period                      750,000
                11th 12-month period and after                  0

          (e) In connection with any payment to the Reinsured by the Corporation or Great Southern under subsections (a) or (b) above, the Reinsured shall (A) assume (and release the Corporation and Great Southern with respect to) any and all responsibility concerning such annuity, and
     (B) indemnify and defend the Corporation and Great Southern from and against any claims concerning such annuity. Following any such payment, the Reinsured shall make the appropriate refund to the annuitant.

     2. REFUND TO ANNUITANTS. Following the Closing and with respect to any annuity issued after January 1, 1996, included in the Reinsured Business:

          (a) If, prior to the assumption of such annuity by Great Southern, the Reinsured becomes subject to a judicial, governmental or agency order to return to the annuitant all or any portion of the account value respecting such annuity, then the Corporation shall remit to the Reinsured, upon demand, the amount described in subsection (c) below for the purpose of making such refund to the annuitant.

          (b) If, following the assumption of such annuity by Great Southern, the Reinsured becomes subject to a judicial, governmental or agency order to return to the annuitant all or any portion of the account value respecting such annuity, then Great Southern or the Corporation, as the case may be (depending upon which party has the assets for such annuity), shall remit to the Reinsured, upon demand, the amount described in subsection (c) below for the purpose of making such refund to the annuitant.

          (c) The amount to be remitted under the foregoing subsections (a) and (b) shall be equal to the appropriate refund to be made to the annuitant.

          (d) In connection with any payment to the Reinsured by the Corporation or Great Southern under subsections (a) or (b) above, the Reinsured shall (A) assume (and release the Corporation and Great Southern with respect to) any and all responsibility concerning such annuity, and
     (B) indemnify and defend the Corporation and Great Southern from and against any claims concerning such annuity. Following any such payment, the Reinsured shall make the appropriate refund to the annuitant.

                                ESCROW AGREEMENT
                               (Fremont Business)
                                  July 1, 1996
                        COMMERCE BANK OF KANSAS CITY, N.A.
                      GREAT SOUTHERN LIFE INSURANCE COMPANY
                              Kansas City, Missouri

























                                ESCROW AGREEMENT
                               (Fremont Business)

                              Entered into between


                        COMMERCE BANK OF KANSAS CITY, N.A.
                                       of
                               Kansas City, Missouri
                       (hereinafter to referred to as the Bank)
                                       and
                         EMPLOYERS REASSURANCE CORPORATION
                                       of

                              Overland Park, Kansas
                        (hereinafter called the Corporation)

                                       and

                       GREAT SOUTHERN LIFE INSURANCE COMPANY
                  a Texas corporation with executive offices in
                              Kansas City, Missouri
                     (hereinafter referred to as the Company)


                          EFFECTIVE DATE: July 1, 1996


In consideration of the mutual covenants hereinafter contained, the parties hereto do hereby agree as follows:


                                    SECTION I

SUBJECT AGREEMENTS. This agreement pertains to the Coinsurance Universal Life Reinsurance Agreement of December 31, 1995 between the Corporation and Fremont Life Insurance Company (hereinafter called the UL Treaty) and to the Coinsurance Annuity Reinsurance Agreement of January 1, 1996 between the Corporation and Fremont Life Insurance Company (hereinafter called the Annuity Treaty) and to the Modified Coinsurance Universal Life and Annuity Retrocession Agreement (Fremont Business) of December 31, 1995 between the Company and the Corporation and the Modified Coinsurance Annuity Retrocession Agreement (Fremont Business) of January 1, 1996 between the Company and the Corporation (hereinafter called the Mod-Co Contracts).

A copy of the UL Treaty is attached to and made a part of this agreement as Exhibit A. A copy of the Annuity Treaty is attached to and made a part of this agreement as Exhibit B. A copy of each of the Mod-Co Contracts is attached to and made a part of this agreement as Exhibit C-I and C-2.


                                    SECTION 2

DEPOSITS AND WITHDRAWALS. The first deposit in the amount indicated in Article VII of the UL Treaty will be made by Fremont Life Insurance Company as soon as practicable after the transfer date of the UL Treaty. The second deposit in the amount indicated in Article VII of the Annuity Treaty will be made by Fremont Life Insurance Company as soon as practicable after the transfer date of the Annuity Treaty. Thereafter, all deposits and withdrawals from this account shall be made by the Corporation in accordance with Article VIII of the Mod-Co Contracts, but the Bank shall have no responsibility for deciding when the deposits or withdrawals are to be made or for determining the required amounts thereof or for determining whether the assets are of a type which are acceptable to the Corporation.

All deposits made with respect to this agreement shall be held by the Bank for the account of the Corporation. Except as permitted by the following paragraph, all withdrawals from this account must be approved by the Corporation.

During each calendar quarter, Americo may, without specific consent from the Corporation, withdraw from this escrow, for the purpose of administering the business covered by the UL Treaty, the Annuity Treaty and the Mod-Co Contracts, not more than $5,000,000 as a dual advance against the net balance due Fremont Life at the end of the same quarter under Article XII(C) of the UL Treaty and under XII(C) of the Annuity Treaty and the balance due the Corporation at the end of the same quarter under Article XIII(C) of the Mod-Co Contracts.


                                    SECTION 3

REPORTS. The Bank shall furnish to the Corporation, the Company and to Americo Life, Inc., 1055 Broadway, Kansas City, Missouri 64105 (herein called Americo) monthly reports of the assets held by the Bank with respect to this agreement (hereinafter called assets). Each report shall show all deposits, withdrawals, substitutions and a listing of assets as of the end of the month.


                                    SECTION 4

CHARGES. All fees charged by the Bank for the services provided with respect to this agreement shall be deducted from the assets' earnings, provided that, if the earnings of the assets are insufficient, the Company shall be obligated for the fees charged by the Bank with respect to this agreement.

                                    SECTION 5

OWNERSHIP. The assets shall remain the property of the Corporation until released to the Company in accordance with Section 6.


                                    SECTION 6

RELEASE OF ASSETS. On termination of this agreement, the Bank shall transfer to the Company all of the assets held by the Bank with respect to this agreement.


                                    SECTION 7

INVESTMENT DIRECTION. The Bank shall accept instructions from Americo regarding investment of the assets, including sale of those assets deposited by the Corporation and purchase of others. The Bank may, without the consent of Americo, but with written notice to Americo, upon the call or maturity of any asset, withdraw it, as long as the proceeds thereof are deposited back to the Corporation's account pertaining to this agreement.


                                    SECTION 8

INSPECTION. After giving the Bank at least three business days advance written notice, the Corporation or the Company shall have the right to inspect the assets during the business hours of the Bank.


                                    SECTION 9

ASSIGNMENT. It is understood and agreed that none of the parties to this agreement will assign or attempt to assign their interest herein or any part of it.


                                    SECTION 10

BANK DUTIES, (a) Acceptance of Assets. The Bank shall not accept any asset for deposit (other than cash) unless the asset is issued or registered in such form that it is readily negotiable to the Bank - i.e., the assets shall be either issued in "bearer" form, issued or registered in the name of the Bank or its nominee for the benefit of the Corporation. All securities, other than cash, deposited by the Corporation shall:

          1)     be free and clear of all encumbrances; and
          2) be fully negotiable or in such form that the Bank may sell, transfer or otherwise deposit the same without any additional signature or agreement from the Corporation.

     (b) Collection of Interest and Dividends: Voting Rights. The Bank is hereby authorized, without prior notice to the Corporation or Americo, to demand payment of and collect all interest or dividends on the assets and the Bank shall deposit all of such interest or dividends collected to the principal of the Corporation's account pertaining to this agreement. The Bank shall have the full and unqualified right to vote and execute consents with respect to any shares of stock comprising the assets.

     (c) Obligations. The Bank agrees to hold and disburse the various assets in accordance with the provisions expressed herein.

     (d) Responsibilities. The Bank shall be liable as a depository only with its duties being only those specifically provided herein and which are ministerial in nature and not discretionary. The Bank shall not be liable for any mistake of fact or error in judgment, or for any act or failure to act of any kind taken in good faith and believed by it to be authorized or within the rights or powers conferred by this agreement, unless there be shown willful misconduct or gross negligence.

             The Bank shall not be responsible for the sufficiency or accuracy of the form, execution or validity of the documents or items deposited hereunder, nor for any description of property or other matter noted therein. It shall not be liable for default by any party hereto because of such party's failure to perform, and shall have no responsibility to seek performance by any party; nor shall it be liable for the outlawing of any rights under any statutes of limitation in respect to any documents or items deposited.

             The Bank shall not be liable for collection items until the proceeds of the same in actual cash have been received. The Bank shall not be liable for interest on any deposit of money. The Bank shall not be liable in any respect on account of identity, authority or rights of persons executing or delivering, or purporting to execute or deliver, any document or item, and may rely absolutely and be fully protected in acting upon any item, document or other writing believed by it to be authentic in performing its duties hereunder. The Bank may, as a condition to the disbursement of money or property, require from the payee or recipient a receipt therefor, and, upon final payment or distribution, require a release from any liability arising out of its execution or performance of this agreement.

             The Bank shall be entitled to consult with and engage the services of legal counsel of its choice with respect to any matter pertaining to this agreement and shall be entitled to reimbursement for the reasonable costs and expenses of such legal counsel. The Bank shall be entitled to compensation in accordance with Exhibit D attached to and made a part of this agreement.

             In accepting any funds, securities or documents delivered hereunder, it is agreed and understood that, in the event of disagreement between the parties to this agreement, or persons claiming under them, or any of them, the Bank reserves the right to hold all money, securities and property in its possession, and all papers in connection with or concerning this agreement, until a mutual agreement has been reached between all of said parties, or until delivery is made to court in any interpleader action, or until as otherwise authorized by final judgment or decree.

             The Bank, in the administration of this agreement, is to be bound solely by the express provisions herein, and such further written and signed directions, including facsimile instructions, as Americo or the appropriate party or parties may, under the conditions herein provided, deliver to the Bank.

     (e) Resignation or Removal. The Bank may at any time resign from, and terminate its capacity hereunder by delivery of written notice or resignation, effective not less than thirty (30) days after receipt by both the Corporation and the Company. The Bank may be removed by the Corporation by delivery to the Bank and the Company of a written notice of removal, effective not less than thirty (30) days after receipt by the Bank and the Company of the notice. However, no such resignation by the Bank shall be effective until a successor to the Bank shall have been duly appointed as provided in this agreement and all the assets have been duly transferred to the successor. The Bank, upon receipt of such notice, shall undertake to obtain the agreement of a qualified successor depository, agreeable to the Company. Upon the Bank's delivery of the assets to the qualified successor depository, along with a closing statement showing all activities from the last report, the Bank shall be discharged of further responsibilities hereunder.

     (f) Release of Information. The Bank shall respond to any and all reasonable requests for information concerning the assets by either of the other parties to this agreement or from Americo.

                                    SECTION 11

TERMINATION. Unless sooner terminated by mutual consent of the Corporation and the Company (in which case the stipulation of termination shall specify whether the Corporation or the Company is to receive the assets), this agreement shall remain in force until the Corporation shall have no liability under the UL Treaty and the Annuity Treaty (either to Fremont Life Insurance Company or to the Company as assignee of Fremont Life pursuant to subparagraph 2 of Article XVIII of the UL Treaty and the Annuity Treaty).

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in triplicate.


COMMERCE BANK OF KANSAS CITY, N.A.      EMPLOYERS REASSURANCE CORPORATION

By:    /s/                              By:    /s/
Title: Vice President                   Title: Vice President
Date:  June 28, 1996                    Date:  June 28, 1996

                                        By:     /s/
                                        Title: Asst. General Counsel
                                        Date:  June 25, 1996

GREAT SOUTHERN LIFE INSURANCE
COMPANY

By:    /s/
Title: Senior Vice President and CFO
Date:  June 26, 1996

By:    /s/
Title: Senior Vice--Investments
Date:  June 26, 1996
July 1, 1996

Fremont Life Insurance Company
Attn: Robert C. Pfeil, Jr.
790 The City Drive South, Suite 210
Orange, California 92668

Fremont General Corp.
Attn: Alan & Faigin, Esq.
2020 Santa Monica Boulevard
Santa Monica, California 90404

Re:     Letter Agreement among Fremont General Corp. ("Fremont
        General"), Fremont Life Insurance Company ("Fremont
        Life"), Americo Life, Inc. ("ALI") and Great Southern
        Life Insurance Company ("Great Southern")

Dear Mr. Pfeil and Mr. Faigin:

     This Letter Agreement sets forth certain agreements among Fremont General, Fremont Life, ALI and Great Southern respecting the transactions contemplated by the Master Agreement and Transaction Documents, which agreements are, among other items, intended to protect ALI and Great Southern from certain risks related to the agency known as "the Alliance for Mature Americans"("AMA") and to induce ALI and Great Southern to consummate the transactions contemplated by the Master Agreement and the Transaction Documents. In consideration of the foregoing and the mutual agreements set forth below, the parties agree as follow.

     1. INDEMNIFICATION BY FREMONT. In addition to the indemnifications provided in the Master Agreement and Transaction Documents, Fremont General and Fremont Life shall, jointly and severally, indemnify, defend and hold harmless ALI and Great Southern against and in respect of any and all claims, demands, threats, losses, costs, expenses, liabilities and damages, including interest, penalties, attorneys' fees, court costs and amounts paid in settlement, that ALI or Great Southern shall incur or suffer, that arise, result from or relate to the alleged advertising and business practices of Fremont Life and/or AMA and their respective affiliates, described in the attached letter dated May 2, 1996, from Margaret Reiter, Deputy Attorney General of the State of California, and Mark Torres-Gil, Assistant General Counsel of The State Bar of California, to James L. Anderson, President of Fremont Life or any similar program:

          (a) whether a civil or criminal action and whether instituted and pursued by a governmental entity, The State Bar of California, any individual or otherwise;

          (b) whether based on allegations of the unauthorized practice of law; the use of unfair, unlawful or fraudulent business acts or practices, the use of untrue or misleading statements in the solicitation of business, the breach of a fiduciary duty, the misuse of confidential financial information, the use of unscrupulous means or any other tort, claim or cause of action, or otherwise, or based on allegations that any party has conspired with, assisted and acted in concert with, or aided and abetted another party in any of the foregoing; and

          (c) whether seeking compensatory or other damages of any nature or kind whatsoever, injunctive or other equitable relief, civil penalties or otherwise; provided any order of restitution to annuitants shall be addressed as set forth in the Master Agreement.

     2. ASSUMPTION REINSURANCE BY GREAT SOUTHERN. Under Para. 5.1 of the Assumption Reinsurance and Coinsurance Agreement (Annuities) (the "Assumption Agreement") dated as of the date hereof between Fremont Life, as ceding insurer, and Great Southern, as reinsurers, Great Southern is obligated to assume certain annuity policies of Fremont Life on or before June 30, 1997. Should Great Southern not consummate assumption of annuity policies until the AMA matter described in paragraph 1 above has been fully resolved to Great Southern's satisfaction, such deferral of assumption is not a breach of the existing agreements and such policies remain subject to Article I of the Assumption Agreement, as stated in the Assumption Agreement.

     3. ASSIGNMENT AND ASSUMPTION OF AMA AGENCY MARKETING AGREEMENT. Under Para. 2.8(c)(iii) of the Master Agreement, Great Southern is obligated to assume, as of the Closing, Fremont Life's Agency Marketing Agreement with
AMA.  As Fremont has terminated the Agency Marketing Agreement with AMA,
Great Southern has not assumed such agreement. Great Southern's failure to assume the AMA Agency Marketing Agreement is not considered by Fremont to be a breach by Great Southern of its obligations under the Master Agreement.

     4. CLAIM NOTICE. ALI or Great Southern shall promptly notify Fremont of the existence of any claim, demand or other matter to which Fremont's indemnification obligations under paragraph 1 above and paragraph 6 below would apply, and shall give Fremont a reasonable opportunity to defend the same at its own expense and with counsel of its own selection; provided, ALI or Great Southern shall at all times also have the right to fully participate in the defense at its own expense. If Fremont shall, within a reasonable time after this notice fail to defend, ALI and Great Southern shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle, the claim or other matter on behalf, for the account, and at the risk, of Fremont.

     5. GOVERNING LAW. This Letter Agreement shall be construed and interpreted under and pursuant to the laws of the State of Missouri, excluding choice of law provisions.

     6. AMA AGENCY MARKETING AGREEMENT. Fremont General and Fremont Life have advised ALI and Great Southern that Fremont Life has terminated its Agency Marketing Agreement with AMA. Fremont General and Fremont Life, both acknowledge that such action was taken solely at the discretion of Fremont Life and that no action or omission by ALI or Great Southern, by any employee of AU or Great Southern, or by any employee of Fremont directed by ALI or Great Southern led to such action.

     ALI and Great Southern agree to waive the breach of the Master Agreement Caused by Fremont Life's termination of its Agency Marketing Agreement with AMA.In consideration of such Waiver, Fremont General and Fremont Life jointly and severally agree to indemnify, defend and hold harmless ALI and Great Southern against and for any claim, loss or damages arising out of such termination.

     If the Letter Agreement is acceptable to Fremont General and Fremont Life, please execute the enclosed copy and return it to ALI and Great Southern.

                                    Very truly yours,

                                    AMERICO LIFE, INC.


                                    By:  /s/
                                    Name:  Gary L. Muller,
                                    President and Chief Executive Officer

                                    GREAT SOUTHERN LIFE INSURANCE COMPANY

                                    By:  /s/
                                    Name:  Gary L. Muller,
                                    President and Chief Executive Officer

     Accepted and agreed to this 1st day of July, 1996.

                                    FREMONT LIFE INSURANCE COMPANY

                                    By:  /s/
                                    Name:  Alan W. Faigin
                                    Title: Secretary & General Counsel


                                    FREMONT GENERAL CORP.


                                    By:  /s/
                                    Name:  Wayne R. Bailey
                                    Title: Executive Vice President, Treasurer &
                                    Chief Financial Officer
Attachment

Employers Reassurance Corporation
5200 Metcalf
P.O. Box 2981
Overland Park, Kansas  66201-1381
(913) 676-5950
Facsimile (913) 676-5221

A General Electric Capital Services Company


                                 AMENDMENT NO. 1

The Investment Management Agreement of October 2, 1995, between AMERICO LIFE, INC. of Kansas City, Missouri and EMPLOYERS REASSURANCE CORPORATION of Overland Park, Kansas, is hereby amended as follows:

Effective December 31, 1995:

A.   The following assets are added to Exhibit A:

     The assets pertaining to the Automatic Coinsurance Universal Life Reinsurance Agreement of December 31, 1995 between the Client and the Fremont Life Insurance Company, as amended by Amendment No. 1.

     The assets pertaining to the Coinsurance Annuity Reinsurance Agreement of January 1, 1996 between the Client and Fremont Life Insurance Company, as amended by Amendment No. 1.

     The assets pertaining to the Modified Coinsurance Universal Life and Annuity Retrocession Agreement (Fremont Business) of December 31, 1995 between Great Southern Life Insurance Company and the Client.

     The assets pertaining to the Modified Coinsurance Annuity Retrocession Agreement (Fremont Business) of January 1, 1996 between Great Southern Life Insurance Company and the Client.

B. The second sentence is deleted from numbered paragraph 4 (Term of Agreement)
     and the following sentence is substituted therefor:

     If not sooner terminated by mutual consent of the parties hereto, this agreement shall remain in force until there exists no further liability under any of the retrocession agreements named in Exhibit A, as amended by Part A of this amendment

     In all other respects not inconsistent herewith, said agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate.

EMPLOYERS REASSURANCE CORPORATION       AMERICO LIFE, INC.

By:    /s/                              By:    /s/
Title: Executive Vice President         Title: President & CEO
Date:  July 1, 1996                     Date:  July 1, 1996

By:    /s/                              By:    /s/
Title: Assistant Vice President         Title: Senior Vice Pres. & CFO
Date:  July 1, 1996                     Date:  July 1, 1996


96-4004









                          MODIFIED COINSURANCE ANNUITY
                              RETROCESSION AGREEMENT
                                 (Fremont Business)
                                  January 1, 1996

                        GREAT SOUTHERN LIFE INSURANCE COMPANY
                               Kansas City, Missouri

                          MODIFIED COINSURANCE ANNUITY
                              RETROCESSION AGREEMENT
                                 (Fremont Business)


                               Entered into between


                       GREAT SOUTHERN LIFE INSURANCE COMPANY
                   a Texas corporation with executive offices in
                               Kansas City, Missouri
                         (hereinafter called the Company)


                                       and

                        EMPLOYERS REASSURANCE CORPORATION
                                        of
                             Overland Park, Kansas
                       (hereinafter called the Corporation)

                         EFFECTIVE DATE: January 1, 1996

In consideration of the mutual covenants hereinafter contained, the parties hereto do hereby agree as follows:

                                    ARTICLE 1

APPLICATION OF AGREEMENT. This agreement applies to the reinsurance agreement described below (hereinafter referred to as the Treaty), but only with respect to the business reinsured by the Treaty which is produced by Brokers International Limited, and all references herein to the Treaty shall be references to only that portion of the business under the Treaty to which this agreement applies.

          Automatic Coinsurance Annuity Reinsurance Agreement of January 1, 1996 between the Corporation and Fremont Life Insurance Company

Except where otherwise indicated herein, the words and terms in this agreement shall have the same meaning as given in the Treaty.

L96-1004

                                    ARTICLE II

RETROCESSION. As hereinafter more specifically indicated, the Corporation will cede and the Company shall accept 100% of certain of the Corporation's interests and liabilities under the Treaty.

                                   ARTICLE III

LOSS AND MISCELLANEOUS OBLIGATIONS. The Company is obligated to the Corporation for all loss paid by the Corporation under the Treaty. The Company is also obligated to the Corporation for the miscellaneous obligation payments made by the Corporation under the Treaty.

                                    ARTICLE IV

PRODUCER COMMISSIONS. The Company is obligated to the Corporation for the producer commissions paid by the Corporation under the Treaty.

                                    ARTICLE V

POLICY LOANS. The Company is obligated to the Corporation for the policy loan increases. The Corporation is obligated to the Company for the policy loan decreases.

                                    ARTICLE VI

INITIAL CONSIDERATION. The Corporation is obligated to the Company for the initial consideration under the Treaty. The Company is obligated to the Corporation for the ceding commission under the Treaty, as changed by the First Annuity Adjustment.


                                   ARTICLE VII

RETROCESSION PREMIUM. The Corporation is obligated to the Company for the reinsurance premium under the Treaty. The Company is obligated to the Corporation for the sum of the expense allowance and the expense commission under the Treaty.

 L964004

                                   ARTICLE VIII

ESCROW. The Escrow Account defined in Article VI of the Treaty is referred to in this agreement as the Escrow. Ownership of all Escrow assets shall remain with the Corporation. The Corporation will deposit to the Escrow all payments pertaining to the Treaty received by the Corporation from the original ceding insurer. The Corporation will also deposit to Escrow all payments pertaining to this agreement received by the Corporation from the Company. The Corporation will withdraw from Escrow all payments pertaining to the Treaty made by the Corporation to the original ceding insurer. The Corporation will also withdraw from Escrow all payments pertaining to this agreement made by the Corporation to the Company.

As of the transfer date, Escrow assets shall be valued in accordance with statutory accounting practices which have been prescribed or are permitted by the National Association of Insurance Commissioners. After the transfer date, no change will be made to the asset valuation practices unless required by Kansas law, Kansas insurance regulation or by the Kansas Insurance Department.


                                    ARTICLE IX

RESERVE TRANSFER. The Company shall be obligated to the Corporation as indicated below Ar the following items applicable to the Treaty as of the effective date of this agreement:

1.   the policy reserves; plus

2.   miscellaneous reserves and liabilities; minus

3.   miscellaneous assets; and minus

4. the ceding commission under the Treaty, as changed by the First Annuity Adjustment; Plus

5.   the policy loans.

At the end of each calendar quarter after the transfer date, the Company shall owe the Corporation the increase during the quarter or the Corporation shall owe the Company the decrease during the quarter in the sum of the policy reserves, policy loans and miscellaneous reserves, minus the due and deferred premium asset.

                                    ARTICLE X

INTEREST. Before January 17, 1996, the Corporation shall owe the Company simple interest at 6% per annum on the average policy reserves, plus the average miscellaneous reserves and liabilities, minus the average miscellaneous assets, all with respect to the period from the effective date until January 17, 1996.

L96-4004

At the end of each calendar quarter after January 17, 1996, the Corporation shall owe the Company simple interest, at the rate earned by the Escrow, on the average policy reserves, plus the average miscellaneous reserves and liabilities, minus the average miscellaneous assets, all pertaining to the quarter.

"Average" means the amount of the identified item at me beginning of the period involved, plus the amount of the identified item at the end of the same period, divided by 2.

Before January 17, 1996, the Corporation shall owe the Company simple interest at 6% per annum on the average policy loans for the period from the effective date until January 17, 1996.

At the end of each calendar quarter after January 17, 1996, the Corporation shall owe the Company the interest on the policy loans for the quarter.


                                    ARTICLE XI

RISK ALLOWANCE. The Company shall pay to the Corporation a quarterly risk allowance pertaining to the Treaty in an amount equal to one-fourth of 1.37% of the amount at the beginning of each calendar quarter by which "X" exceeds the Escrow value, where:

          X  =   the policy reserves, plus the miscellaneous reserves and
                 liabilities, minus the miscellaneous eases, and minus the policy loans.

If the risk allowance is more than the excess of Article XII Credits over
Article X11 Charges, the risk allowance will be reduced to the amount of such excess The risk allowance is not payable with respect to any quarter for which
Article XII Charges exceed Article XII Credits.

                                   ARTICLE XII

EXPERIENCE REFUND. At the end of each accounting period, the Company shall be obligated to the Corporation for an experience refund equal to the percentage hereinafter indicated of the amount, if any by which the sum of the following Credits for the period exceeds the sum of the following Charges for the period.

                      Credits

     1.     This agreement's retrocession premium for the period.

     2.     The policy loans at the beginning of the period.

     3.     The miscellaneous assets at the end of the period

     4. The policy reserves and the miscellaneous reserves and liabilities at the beginning of the period.

     5.     Interest per Article X for the period.

L96-1004

                          Charges

     1.     Producer commission for the period.

     2.     Expense commission plus expense allowance for the period.

     3.     Policy loss incurred during the period.

     4.     Miscellaneous obligation payments made during the period.

     5.     Policy loans at the end of the period.

     6.     The miscellaneous assets at the beginning of the period.

     7. Policy reserves and the miscellaneous reserves and liabilities at the end of the period.

     8. The deficit, if any, at the end of the preceding period, including interest thereon.

The first accounting period shall commence on the effective date and end on the transfer date. Thereafter, "accounting period" means each calendar quarter.

As respects each accounting period, "deficit" means the excess of the preceding Charges over the preceding Credits.

The percentage referred to in the first paragraph of this article shall be 1 00% for each accounting period prior to and including the one in which the Escrow Value exceeds "X" (as defined in Article XI), and shall be 5% thereafter.


                                   ARTICLE XIII

REPORTING, ACCOUNTING AND SETTLEMENTS. Within 25 days after the Corporation receives the original ceding insurer's report Or each accounting period, the Corporation shall furnish to the Company a report (in a form satisfactory to the Company) showing the following information for the same period:

A.     The following amounts due the Company:

     1.     Initial consideration (first period only);
     2.     Retrocession premium;
     3.     Policy loan decrease;
     4.     Reserve transfer decrease;
     5.     Interest per Article X;

L96-4004

B.   The Allowing amounts due the Corporation:

     1.     Initial reserve transfer;
     2.     Reinsurance losses paid;
     3.     Producer commission;
     4.     Expense commission plus expense allowance;
     5.     Policy loan increase;
     6.     Experience refund;
     7.     Risk allowance;
     8.     Miscellaneous obligation payments;
     9.     Reserve transfer increase;

C.   Balance due Company or Corporation.

D. The change in the policy reserves and miscellaneous reserves and liabilities.

E.   The change in miscellaneous assets.

If the amount shown in subparagraph C is due the Company, the Corporation's payment thereof shall accompany the report. If the amount shown in subparagraph C is due the Corporation, the Company shall make its payment thereof to the Corporation within 25 days after receiving the report.

The Company and the Corporation each agree to pay the other simple interest, at the rate earned by the Escrow, on all amounts due and not remitted within 60 days after the end of any accounting period.

The report for the third calendar quarter of each calendar year shall include the information pertaining to the policies which is necessary for preparing the Company's Annual Statement. The report for the fourth calendar quarter of each calendar year shall include the original ceding insurer's cash flow analysis of the policies which is sufficient for the Company's use in preparing its actuarial opinion.


                                  ARTICLE XIV

CLAIMS. The Company will abide by the claim handling decisions of the original ceding insurer.


                                   ARTICLE XV

INSPECTION OF RECORDS. The Company may inspect the records of the Corporation pertaining to the Treaty.

L96-4004

                                   ARTICLE XVI

INSOLVENCY CLAUSE. The Insolvency Clause attached to this agreement is hereby made a part of this agreement.


                                  ARTICLE XVII

ASSIGNMENTS AND CHANGES OF INTEREST. No assignment or change of the Corporation's interest hereunder, whether voluntary or involuntary and whether by merger or reinsurance of its entire business with another insurer or otherwise, shall be binding upon the Company

Effective January 1, 1998, or at the beginning of any calendar quarter thereafter, the Company shall have the right, by giving to the Corporation at least 45 days advance notice, to extinguish all of the Company's obligations under this agreement. In order to extinguish all of its obligations under this agreement, the Company hall pay to the Corporation the amount by which "X" as defined in Article XI) as of the date involved exceeds the Escrow balance, as increased/decreased in accordance with Article VIII, as of the same date.

The right afforded by the preceding paragraph will be available only when the Corporation has no liability under the Treaty or the UL Treaty.

The Corporation hereby provides its advance consent that it will, at the request of the Company, enter into a novation effective on or after January 1, 1997 whereby THE COLLEGE LIFE INSURANCE COMPANY OF AMERICA an Indiana corporation with executive offices in Kansas City, Missouri will assume all of the Company's interests and liabilities under this agreement.


                                  ARTICLE XVIII

OFFSET. The Corporation or the Company may offset any balance, whether on account of premiums, commissions, loss or claim expenses due from one party to the other under this agreement or under any other reinsurance agreement heretofore or hereafter entered into between the Corporation and the Company, whether acting as ceding company or assuming reinsurers.


                                   ARTICLE XIX

ENTIRE AGREEMENT. This agreement shall constitute the entire agreement between the parties with respect to the business being reinsured hereunder. There are no other understandings between the parties other than as expressed in this agreement. Any change or modification to this agreement shall be null and void unless made by amendment to this agreement and signed by both parties.

L96-1004
                                    ARTICLE XX

RECAPTURE. The Company has no obligation to allow the Corporation to recapture the policies.


                                    ARTIClE XXI

TERMINATION. Either party shall have the right to terminate this agreement with respect to new business by giving to the other party not less than 90 days advance notice, by registered mail or express delivery service, stating the first day of any calendar quarter which shall be the termination date.

This agreement does not apply to policies issued to become effective on or after the termination date.

If the Company does not permit recapture, the retrocession afforded by this agreement applicable to each policy issued by the original ceding insurer to become effective prior to the termination date of this agreement shall continue to apply thereto until the policy naturally expires.

IN WITNESS WHEREOF, the parties hereto have caused AN agreement to be executed in duplicate.

EMPLOYERS REASSURANCE CORPORATION       GREAT SOUTHERN LIFE INSURANCE COMPANY

By:    /s/                              By:    /s/
Title: Executive VP and Actuary         Title: President and CEO
Date:  July 1, 1996                     Date:  July 1, 1996

By:    /s/                              By:    /s/
Title: Assistant Vice President         Title: Senior VP and CFO
Date:  July 1, 1996                     Date:  July 1, 1996

                               INSOLVENCY CLAUSE


     The ceding insurer and the reinsurer agree that, in the event of the in-solvency of the ceding insurer, as to all reinsurance made, ceded, renewed or otherwise becoming effective after the effective date of this agreement, the reinsurance shall be payable by the reinsurer on the basis of the amount of liability of the ceding insurer under the contract or contracts reinsured, without diminution because of the insolvency of the ceding insurer; furthermore, that such amount shall be paid directly to the ceding insurer or its liquidator, receiver or other statutory successor.

     It is understood and agreed, however, that the obligations of the ceding company as set forth in the reinsurance contract, including, among others, the duty to investigate, settle and defend all claims arising under policies with respect to which reinsurance is afforded by this agreement, shall remain unimpaired and unaffected by the insolvency of the ceding insurer and shall be assumed by the liquidator, receiver or statutory successor of the ceding insurer in the liquidation or receivership proceeding and that such liquidator, receiver or statutory successor shall give written notice to the reinsurer of the pendency of a claim against the ceding insurer on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim the reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the ceding insurer, its liquidator, receiver or statutory successor. The expense thus incurred by the reinsurer shall be chargeable, subject to court approval, against the insolvent ceding insurer as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the ceding insurer solely as the result of the defense undertaken or asserted by the reinsurers.

     Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance agreement as though such expense had been incurred by the ceding insurer.

      Nothing hereinabove set forth in this insolvency clause shall in anywise change the relationship or status of the parties hereto, to wit, that of ceding insurer and reinsurers nor enlarge the obligations of either party to each other, except as specifically hereinabove provided, to wit, to pay the statutory successor on the basis of the amount of liability of the ceding insurer under the contract or contracts reinsured, rather than on the basis of the actual amount of loss (dividends) paid by the liquidator, receiver or statutory successor to allowed claimants, nor shall anything in this insolvency clause in any manner create any obligations or establish any rights against the reinsurer in favor of any third parties or any persons not parties to this reinsurance contract.

LIFE (8/88)



















                 MODIFIED COINSURANCE UNIVERSAL LIFE AND ANNUITY
                             RETROCESSION AGREEMENT
                               (Fremont Business)
                                December 31, 1995

                      GREAT SOUTHERN LIFE INSURANCE COMPANY
                              Kansas City, Missouri

                  MODIFIED COINSURANCE UNIVERSAL LIFE AND ANNUITY
                             RETROCESSION AGREEMENT
                                (Fremont Business)

                              Entered into between

                      GREAT SOUTHERN LIFE INSURANCE COMPANY
                  a Texas corporation with executive offices in
                               Kansas City, Missouri
                        (hereinafter called the Company)

                                      and

                         EMPLOYERS REASSURANCE CORPORATION
                                       of
                              Overland Park, Kansas
                       (hereinafter called the Corporation)

                        EFFECTIVE DATE:  December 3l, 1995


In consideration of the mutual covenants hereinafter contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I

APPLICATION OF AGREEMENT. This agreement applies to the reinsurance agreements described in the following Schedule (hereinafter referred to as Treaties or Treaty), exclusive of the business reinsured by the Annuity Treaty which is produced by Brokers International Limited, and all references herein to the Treaties or Treaty shall be references to only that portion of the business under the Treaties or Treaty to which this agreement applies.

                                  Treaty Schedule

               Automatic Coinsurance Universal Life Reinsurance
               Agreement of December 31, 1995 between the Corpora-tion and Fremont Life Insurance Company (the UL
               Treaty).

               Automatic Coinsurance Annuity Reinsurance Agreement of January 1, 1996 between the Corporation and Fremont Life Insurance Company (the Annuity Treaty).

Except where otherwise indicated herein, the words and terms in this agreement shall have the same meaning as given in the Treaties.

                                   ARTICLE II

RETROCESSION. As hereinafter more specifically indicated, the Corporation will cede and the Company shall accept 100% of certain of the Corporation's interests and liabilities under the Treaties.

                                   ARTICLE III

LOSS AND MISCELLANEOUS OBLIGATIONS. The Company is obligated to the Corporation for all loss paid by the Corporation under the Treaties. The Company is also obligated to the Corporation for the miscellaneous obligation payments made by the Corporation under the Annuity Treaty.

                                   ARTICLE lV

PRODUCER COMMISSIONS. The Company is obligated to the Corporation for the producer commissions paid by the Corporation under the Treaties.

                                    ARTICLE V

POLICY LOANS. The Company is obligated to the Corporation for the policy loan increases. The Corporation is obligated to the Company for the policy loan decreases.

                                   ARTICLE VI

INITIAL CONSIDERATION. The Corporation is obligated to the Company for the initial consideration under the Treaties. The Company is obligated to the Corporation for the ceding commission under the UL Treaty, as changed by the UL Adjustment. The Company is obligated to the Corporation for the ceding commission under the Annuity Treaty, as changed by the First Annuity Adjustment.

                                   ARTICLE VII

RETROCESSION PREMIUM. The Corporation is obligated to the Company for the reinsurance premium under the Treaties. The Company is obligated to the Corporation for the sum of the expense allowance and the expense commission under the Treaties.

                                  ARTICLE VIII

ESCROW. The Escrow Account defined in Article VI of the Treaties is referred to in this agreement as the Escrow. Ownership of all Escrow assets shall remain with the Corporation. The Corporation will deposit to the Escrow all payments pertaining to the Treaties received by the Corporation from the original ceding insurer. The Corporation will also deposit to Escrow all payments pertaining to this agreement received by the Corporation from the Company. The Corporation will withdraw from Escrow all payments pertaining to the Treaties made by the Corporation to the original ceding insurer. The Corporation will also withdraw from Escrow all payments pertaining to this agreement made by the Corporation to the Company.

As of the transfer date, Escrow assets shall be valued in accordance with statutory accounting practices which have been prescribed or are permitted by the National Association of Insurance Commissioners. After the transfer date, no change will be made to the asset valuation practices unless required by Kansas law, Kansas insurance regulation or by the Kansas Insurance Department.

                                    ARTICLE IX

RESERVE TRANSFER. The Company shall be obligated to the Corporation as indicated below for the following items applicable to the Treaties as of the effective date of this agreement:

1.     the policy reserves; plus

2.     miscellaneous reserves and liabilities; minus

3.     miscellaneous assets; and minus

4. the ceding commission under the UL Treaty, as changed by the UL adjustment; and minus

5. Be ceding commission under the Annuity Treaty, as changed by the First Annuity Adjustment; plus

6.     the policy loans.

At the end of each calendar quarter after the transfer date, the Company shall owe the Corporation the increase during the quarter or the Corporation shall owe the Company the decrease during the quarter in the sum of the policy reserves, policy loans and miscellaneous reserves, minus the due and deferred premium asset.

                                    ARTICLE X

INTEREST. Before January 17, 1996, the Corporation shall owe the Company simple interest at 6% per annum on the average policy reserves, plus the average miscellaneous reserves and liabilities, minus the average miscellaneous assets, all with respect to the period from the effective date until January 17, 1996.

At the end of each calendar quarter after January 17, 1996, the Corporation shall owe the Company simple interest, at the rate earned by the Escrow, on the average policy reserves, plus the average miscellaneous reserves and liabilities, minus the average miscellaneous assets, all pertaining to the quarter.

"Average" means the amount of the identified item at the beginning of the period involved, plus me amount of the identified item at the end of the same period, divided by 2.

Before January 17, 1996, the Corporation shall owe the Company simple interest at 6% per annum on the average policy loans Ar the period from me effective date until January 17, 1996.

At the end of each calendar quarter after January 17, 1996, the Corporation shall owe the Company the interest on the policy loans for the quarter.

                                    ARTICLE XI
RISK ALLOWANCE. The Company shall pay to the Corporation a quarterly risk allowance pertaining to the Treaties in an amount equal to one-fourth of 1.55% of the amount at the beginning of each calendar quarter by which "X" exceeds the Escrow value, where:

          X = the policy reserves, plus the miscellaneous reserves and liabilities, minus the miscellaneous assets, and minus the policy loans.

If the risk allowance is more than the excess of Article XII Credits over
Article XII Charges, the risk allowance will be reduced to the amount of such excess. The risk allowance is not payable with respect to any quarter for which
Article XII Charges exceed Article XII Credits.

                                   ARTICLE XII

EXPERIENCE REFUND. At the end of each accounting period, the Company shall be obligated to the Corporation for an experience refund equal to the percentage hereinafter indicated of the amount, if any by which the sum of the following Credits for the period exceeds the sum of the following Charges Or the period.

                                     CREDITS

1.     This agreement's retrocession premium for the period.

2.     The policy loans at the beginning of the period.

3.     The miscellaneous assets at me end of me period.

4. The policy reserves and the miscellaneous reserves and liabilities at the beginning of the period.

5.     Interest per Article X for the period.


                                     CHARGES

1.      Producer commission for the period.

2.     Expense commission plus expense allowance for the period.

3.     Policy loss incurred during the period.

4.     Miscellaneous obligation payments made during the period.

5.     Policy loans at the end of the period.

6.     The miscellaneous assets at the beginning of the period.

7. Policy reserves and the miscellaneous reserves and liabilities at the end of the period.

8. The deficit, if any, at the end of the preceding period, including interest thereon.

The first accounting period shall commence on the effective date and end on the transfer date. Thereafter, "accounting period" means each calendar quarter.

As respects each accounting period, "deficit" means the excess of the preceding Charges over the preceding Credits.

The percentage referred to in the first paragraph of this article shall be 100% for each accounting period prior to mid including the one in which the Escrow Value exceeds "X" (as defined in Article XI), and shall be 5% thereafter.

                                  ARTICLE XIII

REPORTING, ACCOUNTING AND SETTLEMENTS. Within 25 days after the Corporation receives the original ceding insurer's report for each accounting period, the Corporation shall furnish to the Company a report (in a form satisfactory to the Company) showing the following information for the same period:

A.     The following amounts due the Company:

       1.     Initial consideration (first period only);
       2.     Retrocession premium;
       3.     Policy loan decrease;
       4.     Reserve transfer decrease;
       5.     Interest per Article X;
B.     The following amounts due the Corporation:

       1.     Initial reserve transfer;
       2.     Reinsurance losses paid;
       3.     Producer commission;
       4.     Expense commission plus expense allowance;
       5.     Policy loan increase;
       6.     Experience refund;
       7.     Risk allowance;
       8.     Miscellaneous obligation payments;
       9.     Reserve transfer increase;

C.     Balance due Company or Corporation.

D. The change in the policy reserves and miscellaneous reserves and liabilities.

E.     The change in miscellaneous assets.

If the amount shown in subparagraph C is due the Company, the Corporation's payment thereof shall accompany the report. If the amount shown in subparagraph C is due the Corporation, the Company shall make its payment thereof to the Corporation within 25 days after receiving the report.

The Company and the Corporation each agree to pay the other simple interest, at the rate earned by the Escrow, on all amounts due and not remitted within 60 days after the end of any accounting period.

The report for the third calendar quarter of each calendar year shall include the information pertaining to the policies which is necessary for preparing the Company's Annual Statement. The report for the fourth calendar quarter of each calendar year shall include the original ceding insurer's cash flow analysis of the policies which is sufficient for the Company's use in preparing its actuarial opinion.

                                   ARTICLE XIV

CLAIMS. The Company will abide by the claim handling decisions of the original ceding insurer.

                                   ARTICLE XV

INSPECTION OF RECORDS. The Company may inspect the records of the Corporation pertaining to the Treaties.

                                   ARTICLE XVI

INSOLVENCY CLAUSE. The Insolvency Clause attached to this agreement is hereby made a part of this agreement.

                                  ARTICLE XVII

ASSIGNMENTS AND CHANGES OF INTEREST. No assignment or change of the Corporation's interest hereunder, whether voluntary or involuntary and whether by merger or reinsurance of its entire business with another insurer or otherwise, shall be binding upon the Company.

Effective January L1998, or at the beginning of any calendar quarter thereafter, the Company shall have the right, by giving to the Corporation at least 45 days advance notice, to extinguish all of the Company's obligations under this agreement. In order to extinguish all of its obligations under this agreement, the Company shall pay to the Corporation the amount by which "X" (as defined in Article XI) as of the date involved exceeds the Escrow balance, as increased/decreased in accordance with Article VIII, as of the same date.

The right afforded by the preceding paragraph will be available only when the Corporation no liability under the UL Treaty or the Annuity Treaty.

                                  ARTICLE XVIII

OFFSET. The Corporation or the Company may offset any balance, whether on account of premiums, commissions, loss or claim expenses due from one party to the other under this agreement or under any other reinsurance agreement heretofore or hereafter entered into between the Corporation and the Company, whether acting as ceding company or assuming reinsurer.

                                   ARTICLE XIX

ENTIRE AGREEMENT. This agreement shall constitute die entire agreement between the parties with respect to the business being reinsured hereunder. There are no other understandings between the parties other than as expressed in this agreement. Any change or modification to this agreement shall be null and void unless made by amendment to this agreement and signed by both parties.

                                   ARTICLE XX

RECAPTURE. The Company has no obligation to allow the Corporation to recapture the policies.

                                   ARTICLE XXI

TERMINATION. Either party shall have the right to terminate this agreement with respect to new business by giving to the other party not less than 90 days advance notice, by registered mail or express delivery service, stating the first day of any calendar quarter which shall be the termination date.

This agreement does not apply to policies issued to become effective on or after the termination date.

If the Company does not permit recapture, the retrocession afforded by this agreement applicable to each policy issued by the original ceding insurer to become effective prior to the termination date of this agreement shall continue to apply thereto until the policy naturally expires.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in duplicate.

EMPLOYERS REASSURANCE CORPORATION       GREAT SOUTHERN LIFE INSURANCE COMPANY

By:    /s/                              By:    /s/
Title: Executive VP and Actuary         Title: President and CEO
Date:  July 1, 1996                     Date:  July 1, 1996

By:    /s/                              By:    /s/
Title: Assistant Vice President         Title: Senior VP and CFO
Date:  July 1, 1996                     Date:  July 1, 1996

                               INSOLVENCY CLAUSE

     The ceding insurer and the reinsurer agree that, in the event of the insolvency of the ceding insurer, as to all reinsurance made, ceded, renewed or otherwise becoming effective after the effective date of this agreement, the reinsurance shall be payable by the reinsurer on the basis of the amount of liability of the ceding insurer under the contract or contracts reinsured, without diminution because of the insolvency of the ceding insurer; furthermore, that such amount shall be paid directly to the ceding insurer or its liquidator, receiver or other statutory successor.

     It is understood and agreed, however, that the obligations of the ceding company as set forth in the reinsurance contract, including, among others, the duty to investigate, settle and defend all claims arising under policies with respect to which reinsurance is afforded by this agreement, shall remain unimpaired and unaffected by the insolvency of the ceding insurer and shall be assumed by the liquidator, receiver or statutory successor of the ceding insurer in the liquidation or receivership proceeding and that such liquidator, receiver or statutory successor shall give written notice to the reinsurer of the pendency of a claim against the ceding insurer on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim the reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the ceding insurer, its liquidator, receiver or statutory successor. The expense thus incurred by the reinsurer shall be chargeable, subject to court approval, against the insolvent ceding insurer as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the ceding insurer solely as the result of the defense undertaken or asserted by the reinsurer.

     Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance agreement as though such expense had been incurred by the ceding insurer.

     Nothing hereinabove set forth in this insolvency clause shall in anywise change the relationship or status of the parties hereto, to wit, that of ceding insurer and reinsurers nor enlarge the obligations of either party to each other, except as specifically hereinabove provided, to wit, to pay the statutory successor on the basis of the amount of liability of the ceding insurer under the contract or contracts reinsured, rather than on the basis of the actual amount of loss (dividends) paid by the liquidator, receiver or statutory successor to allowed claimants, nor shall anything in this insolvency clause in any manner create any obligations or establish any rights against the reinsurer in favor of any third parties or any persons not parties to this reinsurance contract.

LIFE (8/88)

                                   SCHEDULE D

                            THE REINSURANCE AGREEMENTS














































                                      -19-